UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Tandem Diabetes Care, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TANDEM
Diabetes Care

Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Ilan
diganosed 2013

positively different

Notice of Annual Meeting of Stockholders DATE May 21, 2025 TIME 3:00 p.m. Pacific Time MEETING WEB ADDRESS www.virtualshareholdermeeting.com/TNDM2025
Dear Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Tandem Diabetes Care, Inc., or the Annual Meeting, which will be held on Wednesday, May 21, 2025 at 3:00 p.m., Pacific Time. The Annual Meeting will be held virtually by live internet webcast at www.virtualshareholdermeeting.com/TNDM2025.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:
1.To elect eight directors for a one-year term expiring at the 2026 annual meeting of stockholders.
2.To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement.
3.To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
5.To transact such other business as may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying Proxy Statement. If you asked to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.
By Order of the Board of Directors,

John Sheridan President and Chief Executive Officer San Diego, California Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 11, 2025

Proxy Summary
Proxy Summary

Our Annual Meeting of Stockholders Will Take Place Virtually DATE May 21, 2025 TIME 3:00 p.m. Pacific time MEETING WEB ADDRESS www.virtualshareholdermeeting.com/TNDM2025
This summary provides highlights of information contained in this Proxy Statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For more complete information regarding our 2024 financial and operating performance, please read our 2024 Annual Report on Form 10-K, or the Annual Report.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. You may submit your proxy by internet, telephone or mail.

To vote by the internet before the meeting, visit www.proxyvote.com.
Vote by 11:59 p.m. Eastern Time on May 20, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2025 for shares held in a Plan. To vote by the internet during the meeting, visit www.virtualshareholdermeeting.com/TNDM2025.
Have your notice or proxy card on hand and follow the instructions.

To vote by telephone, call 1-800-690-6903 by 11:59 p.m. Eastern Time on May 20, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 19, 2025 for shares held in a Plan. Have your notice or proxy card on hand and follow the instructions.

To vote by mail, mark, sign, date and return your proxy card in the postage-paid, pre-addressed envelope we have provided, or send it to:
Vote Processing,
c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717

Items to be Considered and Board Recommendations

	Item	Board’s Voting Recommendation	Page Reference

PROPOSAL 1	To elect eight directors for a one-year term expiring at the 2026 annual meeting of stockholders	FOR	7
PROPOSAL 2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement	FOR	13
PROPOSAL 3	To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers	ONE YEAR	15
PROPOSAL 4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	17

Tandem Diabetes Care	1	2025 Proxy Statement

Proxy Summary
Board Nominees

Name	Age	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Privacy and Security Subcommittee

Rebecca Robertson*	64	■	■	■
Myoungil Cha	48	■		■
Peyton Howell	58	■		■
Joao Malagueira	59	■	■
Kathleen McGroddy-Goetz	61	■			■	■
John Sheridan	69
Rajwant Sodhi	51	■			■	■
Christopher Twomey	65	■	■
*Ms. Robertson will join the audit committee effective as of the 2025 Annual Meeting.
Board Demographics as of March 31, 2025*

Male	Female
*Dick Allen, who has served on our Board since 2007, will not be standing for reelection. As of the 2025 annual meeting, the Board size will be reduced to 8.
Director Qualifications and Experience

Corporate Strategy	Digital Technology & Innovation	Global Market Development & Expansion	Market Access	Data Science

Medical Device Executive Leadership	Consumer Technology Experience & Insights	Financial Expert	Data Privacy & Cybersecurity

Tandem Diabetes Care	2	2025 Proxy Statement

Proxy Summary

~$940* MILLION worldwide sales ~7% INCREASE worldwide customer base	2024 Business Highlights

•Achieved record sales both in the United States and internationally
•Grew worldwide in-warranty installed base to more than 480,000 customers
•Launched Tandem Mobi with Dexcom G7 continuous glucose monitoring (CGM) integration and grew its shipments quarter-over-quarter throughout 2024
•Grew the United States insulin pump market by achieving a double-digit increase in people converting from multiple daily injections
•Signed pharmacy agreements for Tandem Mobi covering approximately 20% of U.S. lives
•Submitted and subsequently received U.S. Food and Drug Administration (U.S. FDA) clearance to market Control-IQ+ technology to people living with type 2 diabetes in the United States

*Annual sales for 2024, 2023 and 2022 include the effect of net sales recognition (deferrals) of $30.2 million, ($25.1) million and ($3.5) million, respectively. This relates to the accounting treatment associated with our Tandem Choice Program offering, which began September 2022 and ended in December 2024, to provide a pathway to eligible t:slim X2 customers to ownership of Tandem Mobi, for a fee when available.

Tandem Diabetes Care	3	2025 Proxy Statement

Proxy Summary
Executive Compensation Practice Highlights

We Pay for Performance	We Seek to Mitigate Compensation Risk

•Mix of diversified long- and short-term performance metrics to incentivize and reward the achievement of our operational and long-term business strategy objectives	•Annual compensation assessment; retain independent compensation consultant; independent compensation committee

•Long-term equity incentive awards feature a three-year vesting schedule, with the mix of awards being 50% restricted stock units and 50% performance stock units	•Clawback policy covering both cash and equity incentive compensation

•No single-trigger cash severance or automatic vesting of equity awards based solely upon a change of control of the Company	•Stock ownership guidelines for directors and members of executive management
When designing our 2024 executive compensation program, our Compensation Committee considered a number of factors, including the business objectives established at the beginning of 2024, the 2024 budget approved by our board of directors, and the intense competition for talent within the medical device and technology industries.
In making compensation decisions for 2024, the Committee focused on several key factors of our executive compensation program, including stockholder feedback, a peer group analysis performed by our independent compensation consultant, a review of total Named Executive Officer (NEO) compensation compared to our peer group, and allocating a meaningful proportion of the total cash compensation opportunity to our annual short-term cash incentive plan and to longer-term incentive equity awards.
Based on the information provided by our independent compensation consultants, the 2024 executive compensation program for our NEOs generally consists of a:
•Base salary: The NEOs received base salary increases of 3%. This increase took into consideration that no salary increases were provided in 2023 as a commitment to driving greater leverage in the business alongside new product launches and the Company’s continued focus on achieving operating margin goals.
•Short-term cash incentive program: Based on the Company’s financial performance, product development achievements and customer satisfaction scores compared to objectives set at the beginning of 2024, our NEOs were awarded cash bonuses at 89.5% of target.
•Long-term equity incentive program: The Compensation Committee further increased the weighting of the PSU components for our non-CEO NEOs plan to align with our CEO’s plan, and included a total stockholder return metric for a portion of the NEO’s PSU targets, along with a gross margin objective. The Company’s performance compared to these target metrics will be determined at the end of 2026.
•Other benefits: Our NEOs are based in the United States and may participate in our health and welfare benefit programs including medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.
For additional information, see the “Compensation Discussion and Analysis” section of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative discussion.

Tandem Diabetes Care	4	2025 Proxy Statement

General Information
GENERAL INFORMATION
These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors of Tandem Diabetes Care, Inc. for use during the 2025 annual meeting of stockholders, or the Annual Meeting, to be held on Wednesday, May 21, 2025, at 3:00 p.m. Pacific time, and at any adjournment or postponement thereof. Tandem Diabetes Care, Inc. is sometimes referred to herein as “we,” “us,” “our” or the “Company.”
Notice of Internet Availability of Proxy Materials
This Proxy Statement, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or the Annual Report, filed with the U.S. Securities and Exchange Commission, or SEC, on February 26 2025, is being made available to stockholders at www.proxyvote.com. The Annual Report is not a part of the proxy solicitation material. This Proxy Statement is being made available to stockholders on April 11, 2025. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice before May 7, 2025. We may send you a proxy card, along with a second Notice, on or after April 21, 2025.
Under SEC’s “notice and access” rules, we are providing access to the proxy materials for the Annual Meeting via the internet. Accordingly, on April 11, 2025, we are mailing a Notice of Internet Availability of Proxy Materials, or Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials how to vote your shares through the internet, by telephone, or by mail. Please review the proxy materials prior to voting.
Stockholders Entitled to Vote
Stockholders at the close of business on March 24, 2025 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and at any adjournment or postponement thereof. As of the Record Date, 66,563,301 shares of our Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock owned at the Record Date.
How to Vote
If you are a stockholder of record, you may vote by proxy through the internet, by mail, or by telephone as described below:
•By Internet - go to www.proxyvote.com and follow the instructions provided on the website. You will need the QR code provided on your proxy card, or your unique 16-digit control number on the Notice or, if you requested to receive printed proxy materials, the control number from the proxy card that was mailed to you.
•By telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. You will need the 16-digit control number from the Notice or, if you requested to receive printed proxy materials, the control number on the proxy card that was mailed to you.
•By Mail - complete, date, sign the proxy card that may be mailed to you, and mail it in the postage-paid envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an officer of a corporation, guardian, executor, or trustee), you must indicate your name and title or capacity.
If you vote through the internet or by telephone, they are both available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Tuesday, May 20, 2025 for shares held directly and until 11:59 p.m. Eastern Time on Monday, May 19, 2025 for shares held in a Plan.
You may also vote during the virtual Annual Meeting through the internet at www.virtualshareholdermeeting.com/TNDM2025. At this site you will be able to vote electronically.
You are considered to be a stockholder of record if your shares were registered directly in your name on the Record Date. If your shares are held in a brokerage account or by a bank, broker or other nominee, and not in your name, you are considered to be the beneficial owner of shares held in street name.
The nominee holding your shares is considered the holder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. The nominee will provide you with instructions that you must follow to have your shares voted. Please contact your nominee directly if you have any questions about voting your shares.
As a beneficial owner of shares held in street name, you are invited to attend the Annual Meeting virtually. However, because you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or a 16-digit control number from your nominee. Please contact your nominee for additional information about attending the Annual Meeting virtually.
Change of Vote or Revocation of Proxy
Stockholders of Record: If you are a stockholder of record, you may revoke your proxy or change your vote at any time before the polls are closed at the Annual Meeting by:
•Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or
•Written notice to the Corporate Secretary of Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130; or
•Voting during the virtual Annual Meeting.
Beneficial Owners: If you are a beneficial owner of shares held in street name and you have instructed your bank, broker or other nominee to vote your shares, you may change your vote by following the instructions provided to you by your nominee.
Your latest-dated internet or telephone proxy, or proxy card, will be the one that is counted at the Annual Meeting. If you revoke your proxy via the internet or by telephone, please make sure to do so by the deadline as described above. If you send a written notice of revocation, please make sure to do so with enough time for it to arrive by mail prior to the Annual Meeting.

Tandem Diabetes Care	5	2025 Proxy Statement

General Information
Attending the Annual Meeting
The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/TNDM2025. You will be able to attend the Annual Meeting online, submit your questions, and vote your shares during the meeting. In order to attend and participate in the Annual Meeting, stockholders will need either the QR code provided on your proxy card, or your unique 16-digit control number located on your Notice, on your proxy card (if you received a printed copy of the proxy materials) or within the instructions that accompanied your proxy materials. The webcast will begin promptly at 3:00 p.m. Pacific time on Wednesday, May 21, 2025.
We will answer as many stockholder questions during the Annual Meeting as time permits and in accordance with our rules for the meeting. However, we reserve the right to exclude questions that are not pertinent to the Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Assistance for the Annual Meeting
Online access will begin at approximately 2:45 p.m. Pacific Time on the day of the meeting to provide you ample time to log in, test your device, and review the rules and procedures for the meeting. We encourage you to access the webcast prior to the designated start time. If you experience any technical difficulties accessing the meeting website, a toll-free technical support number will be posted on the meeting website for assistance.
Quorum, Abstentions and Broker Non-Votes
A quorum of stockholders is required to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our Common Stock entitled to vote at the meeting as of the close of business on the Record Date, or 33,281,651 shares, are present or represented by proxy at the Annual Meeting (even if not voting). Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chair of the meeting or by the vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting, in accordance with our Amended and Restated Bylaws (Bylaws), and applicable law, to permit the further solicitation of proxies.
Votes withheld from any director or nominee, abstentions and broker “non-votes” are counted as present or represented by proxy for purposes of determining the presence or absence of a quorum for the Annual Meeting. When there is at least one “routine” matter that a bank, broker or other nominee holding shares for a beneficial owner votes on, a broker “non-vote” occurs when a bank, broker or other nominee has not received instructions from the beneficial owner regarding the voting of the shares and does not have discretionary authority to vote the shares for a “non-routine” matter.
If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. Whether a particular matter is considered “routine” or “non-routine” is determined pursuant to applicable stock exchange rules.
Cost of Soliciting Proxies
The cost of soliciting these proxies is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, personally, by telephone or by other means of communication. While we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe the cost of any such proxy solicitor will be material. The Company will, upon request, reimburse brokers and other nominees for their reasonable out-of-pocket expenses in forwarding these proxy materials to beneficial owners of shares held in street name by such persons.
Announcement of Voting Results
In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.
Contact Information for Questions
If you have additional questions about this Proxy Statement or the Annual Meeting, please contact the Corporate Secretary, Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130 or by telephone at (858) 366-6900.
Caution Concerning Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report, as well as other filings we make with the SEC from time to time. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could materially differ from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

Tandem Diabetes Care	6	2025 Proxy Statement

Proposal 1 >> Election of Directors
MANAGEMENT PROPOSALS
PROPOSAL 1
Election of Directors
To elect eight directors for a one-year term expiring at the 2026 annual meeting of stockholders.

Board Structure and Membership
Eight directors are to be elected to serve until the next annual meeting of stockholders, all of whom are currently members of our Board of Directors. All of the nominees for director have consented to being named in this proxy statement and to serve if elected. We have no reason to believe that any nominee will be unable to serve as director. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may nominate, or the size of the Board may be reduced.
Dick Allen, who has served on our Board of Directors since 2007, will not be standing for reelection at our 2025 annual meeting of stockholders. Our Board of Directors has approved a reduction in the Board size from nine members to eight members effective as of the 2025 annual meeting of stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. In recognition of Mr. Allen’s distinguished service to the Company, he will be named Chair Emeritus effective upon the expiration of his current term, at which point he will serve in the role of Chair Emeritus for one year, during which time he will not be a director and will not have the associated rights or responsibilities.
Directors may only be removed for cause by the affirmative vote of a majority of the outstanding shares entitled to vote upon an election of directors, voting together as a single class. Any vacant directorships may be filled by an appointee of the directors then in office.
Majority Voting Standard
Under the majority voting standard, in uncontested elections, directors will be elected by the affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. In contested elections, which are elections where the number of director nominees exceeds the number of directors to be elected at a meeting of the stockholders, directors will be elected by a plurality of the votes cast at the meeting.
Under our Bylaws, if an incumbent director nominee in an uncontested election fails to receive the affirmative vote of a majority of the votes cast in his or her election, such director must promptly tender his or her resignation to our board of directors, and our board of directors must accept or reject the tendered resignation no later than 90 days following certification of the election results. Our board of directors will also publicly disclose its decision regarding the tendered resignation and the rationale behind its decision. Any director who tenders his or her resignation under this provision of our Bylaws may not participate in the decision of the board of directors with respect to his or her resignation. This director will continue to serve as a director after submitting his or her resignation unless and until our board of directors accepts such resignation, or until his or her earlier death, resignation (for reasons other than such director’s failure to receive the required vote) or removal. If this director’s resignation is accepted by our board of directors after the director failed to receive the required vote, or if a nominee for director is not elected and the nominee is not an incumbent director, then our board of directors, in its sole discretion, may fill any resulting vacancy or decrease the size of our board of directors in accordance with our Bylaws.

Tandem Diabetes Care	7	2025 Proxy Statement

Proposal 1 >> Election of Directors
Required Vote
The election of our director nominees at the Annual Meeting requires the affirmative vote of a majority of the votes cast by the shares of our Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. A “majority of the votes cast” means the number of shares voted “For” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.
This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and will have no effect on the election of directors. If no contrary indication is made, returned proxies will be voted “For” each of the director nominees, or in the event that any nominee is unable to serve as a director at the time of the election, returned proxies will be voted “For” any nominee who is designated by our board of directors to fill the vacancy.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES
Nominees for Director
The following table lists the persons recommended by our nominating and corporate governance committee, and nominated by our board of directors, to be elected as directors, including relevant information on their role served on our board, business experience, qualifications, attributes, skills and other directorships as of the date of this Annual Meeting Notice. Ages provided are as of March 31, 2025.
NOMINEES FOR RE-ELECTION TO OUR BOARD OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS.

REBECCA ROBERTSON
Ms. Robertson has served as Chair of our board of directors since March 2023, and as a member of our board of directors since January 2019. Ms. Robertson is a founder and General Partner at Versant Ventures where she has specialized in investing in the areas of medical devices and diagnostics since 1999. In addition, through Longridge Business Advisors, she has provided business advisory services and board services since April 2017. Prior to Versant, she served as Senior Vice President at Chiron Diagnostics, a division of Chiron Corporation, where she had responsibility for the critical care business unit in addition to leading the division’s business development efforts. Prior to joining Chiron, Ms. Robertson was a co-founder and Vice President at Egis, a consumer products company, and held senior management positions in operations and finance at Lifescan, a Johnson & Johnson Company. Ms. Robertson holds a B.S. in Chemical Engineering from Cornell University.
We believe Ms. Robertson’s extensive experience in management positions in the medical technology industry provides her with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe she brings to our board of directors her long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify her for service on our board of directors.

Chair, Board of Directors Member, Compensation Committee Age: 64 Director since: 2019

Tandem Diabetes Care	8	2025 Proxy Statement

Proposal 1 >> Election of Directors

MYOUNGIL CHA
Mr. Cha has served on our board of directors since June 2022. He has more than 20 years of global experience across the healthcare value chain. Mr. Cha currently serves as Chief Product Officer at Verily where he leads product development. Prior to joining Verily in March 2024, he served as President and Chief Strategy Officer at Carbon Health from June 2021 to February 2024. He served as Head of Health Strategic Initiatives at Apple from August 2015 to May 2021 where he developed and led product initiatives and global strategic partnerships. Earlier in his career, Mr. Cha was a Principal and Co-Leader of the West Coast Strategy and Corporate Finance Practice as well as Co-Leader of the Healthcare Investor Practice at McKinsey & Company. Mr. Cha holds a JD from Harvard Law School, an MBA from Harvard Business School and an AB in Biochemical Sciences from Harvard College.
We believe Mr. Cha’s experience as a healthcare and consumer technology executive developing and leading global and strategic initiatives and partnerships, while maximizing the value of data and using analytics to drive enhanced customer experiences and better clinical outcomes, brings to the Board critical skills related to advancing the Company’s ecosystem of data-driven products and services, which qualify him to serve as one of the Company’s directors.

Director Member, Compensation Committee Age: 48 Director since: 2022

PEYTON HOWELL
Ms. Howell joined our board of directors in August 2020 and brings more than 30 years of pharma services and healthcare industry experience. Ms. Howell was appointed Chief Executive Officer of Parexel, a leading global clinical research organization servicing the life sciences industry, in May 2024 and also serves on the company’s Board of Directors. She previously served as Parexel’s Chief Operating and Growth Officer since September 2022, and as its Chief Commercial and Strategy Officer since May 2018. Prior to joining Parexel, Ms. Howell’s experience includes senior leadership positions with AmerisourceBergen (now Cencora), a Fortune 20 company, most recently as President for Health Systems and Specialty Care Solutions. Prior to AmerisourceBergen, Ms. Howell was a founder of Lash Group and served as President for nearly 10 years following its acquisition by AmerisourceBergen.
Ms. Howell currently serves on the board of directors of the Association of Clinical Research Organizations. She holds a B.A. in Health Communications from the University of Illinois at Urbana-Champaign and a Master’s of Health Administration from The Ohio State University.
We believe Ms. Howell’s experience in reimbursement, health insurance and patient access, and in serving as executive management of companies in the healthcare industry brings to our board of directors critical skills relating to scaling complex organizations and strategic planning that qualify her to serve on our board of directors.

Director Chair, Compensation Committee Age: 58 Director since: 2020

Tandem Diabetes Care	9	2025 Proxy Statement

Proposal 1 >> Election of Directors

JOAO MALAGUEIRA
Mr. Malagueira has served on our board of directors since June 2022. He brings more than 25 years of experience in diabetes, medical devices and diagnostics solutions businesses with global corporations. Mr. Malagueira is currently President for three divisions at Hologic and responsible for the entire portfolio in the EMEA. Prior to starting this role in October 2023, he served as International Vice President, EMEA for three divisions at Hologic, since January 2019, and as International Vice President, EMEA and Canada, for the Hologic Diagnostics Solutions division, from June 2015 to December 2018. He possesses extensive experience and proven success of go-to-market models and strategies in Europe, Africa, CIS, and the Middle East. Prior to Hologic, Mr. Malagueira enjoyed more than 15 years at Johnson & Johnson, in commercial leading roles across EMEA, where he led successful turnarounds and market share growth of the diabetes solutions businesses, LifeScan and Animas. Mr. Malagueira holds an MBA and an Advanced Degree in Marketing from Catolica Lisbon School of Business and Economics. He holds a MS in Pharmaceutical Sciences and Clinical Analysis from University of Lisbon.
We believe Mr. Malagueira’s experience in diabetes and medical devices across global organizations with extensive knowledge of international go-to-market models and strategies brings to the Board critical skills related to advancing the Company’s global reach and expansion of its global technology offerings, which qualifies him to serve as one of the Company’s directors.

Director Member, Audit Committee Age: 59 Director since: 2022

KATHLEEN MCGRODDY-GOETZ, PH.D.
Dr. McGroddy-Goetz has served on our board of directors since June 2020. She has more than 25 years of experience leading global teams across business development, strategy, research and development, and product management. She has commercialized pioneering technologies spanning from microelectronics through cloud, advanced data analytics, artificial intelligence, hardware, software, and middleware with an emphasis on healthcare and life sciences applications. From October 2018 through June 2021, Dr. McGroddy-Goetz served as the Global Head of Strategic Partnerships at Medidata Solutions, a Dassault Systemès Company, where she also concurrently held other strategy, alliances and marketing executive roles. Previously, she held various leadership positions at IBM beginning in 1992, and most recently was Vice President, Strategy and Innovation, IBM Watson Health. She serves as an adjunct professor of healthcare informatics and administration at Sacred Heart University, and as board chair for Rides for Ridgefield, a non-profit organization dedicated to ensuring seniors and those with mobility disabilities maintain quality of life. Dr. McGroddy-Goetz holds a B.S. in Physics from SUNY Binghamton and a Ph.D. in Molecular Biophysics from Cornell University.
We believe Dr. McGroddy-Goetz’s experience in managing and commercializing pioneering technologies spanning microelectronics, cloud-based technologies, advanced data analytics, artificial intelligence, hardware, software and middleware with an emphasis on healthcare and life sciences applications, brings to our board of directors critical skills related to digital health, scaling complex organizations, and strategic planning that qualify her to serve on our board of directors.

Director Chair, Nominating and Corporate Governance Committee, and Member, Privacy and Security Subcommittee Age: 61 Director since: 2020

Tandem Diabetes Care	10	2025 Proxy Statement

Proposal 1 >> Election of Directors

JOHN SHERIDAN
Mr. Sheridan has served on our board of directors since June 2019 and as our President and Chief Executive Officer since March 2019. Prior to that, Mr. Sheridan served as our Executive Vice President and Chief Operating Officer since April 2013. Prior to joining us, Mr. Sheridan served as Chief Operating Officer of Rapiscan Systems, Inc., a provider of security equipment and systems, from March 2012 to February 2013. Mr. Sheridan served as Executive Vice President of Research and Development and Operations for Volcano Corporation, a medical technology company, from November 2004 to March 2010. From May 2002 to May 2004, Mr. Sheridan served as Executive Vice President of Operations at CardioNet, Inc., a medical technology company, now operating as BioTelemetry, Inc. (Nasdaq: BEAT). From March 1998 to May 2002, he served as Vice President of Operations at Digirad Corporation, a medical imaging company. Mr. Sheridan previously served as a director of Acutus Medical, Inc. (Nasdaq: AFIB) from March 2021 to April 2025. Mr. Sheridan holds a B.S. in Chemistry from the University of West Florida and an MBA from Boston University.
We believe Mr. Sheridan brings to our board of directors valuable perspective and experience as our former Executive Vice President and Chief Operating Officer, and as our current President and Chief Executive Officer. Mr. Sheridan has extensive experience at the management level of various healthcare companies, as well as leadership skills, industry experience and knowledge, all of which qualify him for service on our board of directors.

President and Chief Executive Officer Director Age: 69 Director since: 2019

RAJWANT SODHI
Mr. Sodhi has served on our board of directors since January 2021. He has more than 25 years of experience in global informatics, software service technology and ecommerce business solutions, across the healthcare, financial, and telecom industries. Previously he served as the President of ResMed’s software as a service (SaaS) business from July 2017 to August 2021, and prior to that as President of Healthcare Informatics (HI) leading the development of ResMed’s HI solutions and ResMed itself to its current standing as a global digital health leader, with an expanding portfolio of device- and SaaS-based offerings. He joined ResMed in 2012 through the acquisition of Umbian Inc. of which he was co-founder and President. Before ResMed and Umbian, Mr. Sodhi worked in the financial services industry, designing, developing and managing SaaS solutions. He was Senior Vice President of Business Development and Chief Technology Officer for Skipjack Financial Services from 2005 to 2009, and co-founder and Chief Technology Officer of TransActive Ecommerce Solutions from 2000 to 2005. Mr. Sodhi is on the board of directors of Forefront Dermatology, EyeCare Partners and NovaResp Technologies. Mr. Sodhi holds an MBA and a B.S. in Mathematics and Statistics from Dalhousie University in Halifax, Nova Scotia.
We believe Mr. Sodhi’s experience in global informatics, software service technology and e-commerce business solutions across the healthcare, financial, and telecom industries brings to our board of directors critical skills related to our ecosystem of data-driven products and services, all of which qualify him for service on our board of directors.

Director Member, Nominating and Corporate Governance Committee, and Chair, Privacy and Security Subcommittee Age: 51 Director since: 2021

Tandem Diabetes Care	11	2025 Proxy Statement

Proposal 1 >> Election of Directors

CHRISTOPHER TWOMEY
Mr. Twomey has served on our board of directors since July 2013. Mr. Twomey has served as a director and chair of the audit committee of Bionano Genomics (Nasdaq: BNGO), a life sciences genome analysis instrumentation company since July 2018. From March 1990 until his retirement in 2007, Mr. Twomey held various positions with Biosite, most recently serving as Senior Vice President, Finance and Chief Financial Officer. From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an Audit Manager. He previously served as a director and chair of the audit committee for public companies, such as Senomyx and Cadence Pharmaceuticals, prior to their acquisitions. Mr. Twomey holds a B.A. in Business Economics from the University of California, Santa Barbara.
We believe Mr. Twomey’s experience in senior financial management and on boards of directors of companies in the life sciences industry, as well as his extensive accounting and auditing experience, brings to our board of directors critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance, all of which qualify him for service on our board of directors.

Director Chair, Audit Committee Age: 65 Director since: 2013

Tandem Diabetes Care	12	2025 Proxy Statement

Proposal 2 >> Say-on-Pay
Proposal 2:
Say-on-Pay
To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Background
In accordance with applicable SEC rules, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement, or a “say-on-pay” proposal. We believe it reflects a sound corporate governance practice to seek the views of our stockholders on our executive compensation program.
Summary
The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a demanding and high-growth business in a rapidly evolving, competitive and highly-regulated industry, while creating long-term value for our stockholders. When designing our 2024 executive compensation program, our Compensation Committee considered a number of factors, including stockholder feedback, feedback and advice from our independent compensation consultant, peer group and market survey data, our business objectives, the 2024 budget that was approved by our board of directors, the intense competition for executive talent within the medical device and technology industries, and the importance of retaining and motivating our employees.
For 2024, we sought to advance our strong pay-for-performance philosophy and align the interests of our executives with those of our stockholders through the adoption of our 2024 performance-based short-term cash incentive program and the grant of equity-based awards, which we balanced with guaranteed elements of compensation such as base salary and standard employee benefits. Our short-term cash incentive program was designed to reward executives for achieving pre-established financial performance objectives, product development milestones, and customer-related objectives that the compensation committee believed were critical to both our short-term success and the creation of long-term stockholder value. We also sought to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of performance and restricted stock units and stock options that provided a mix of time-based and performance-based vesting.
In 2024, we delivered record worldwide sales growth, high customer satisfaction, and progressed our product development initiatives. We believe the compensation paid to our NEOs in 2024 reflects our strong pay-for-performance philosophy, and strikes the appropriate balance between retaining and motivating our executives, and limiting compensation-related risk.
For additional information about our executive compensation program, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis” and the related compensation tables, notes and narrative discussion.

Tandem Diabetes Care	13	2025 Proxy Statement

Proposal 2 >> Say-on-Pay
Proposal
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the approval of the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, including the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2025 Annual Meeting of Stockholders.”
Effect of Proposal
The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by stockholders will not require our board of directors or our compensation committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers will continue to be made by our board of directors and our compensation committee. Our board of directors, however, values the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Accordingly, although the resolution is non-binding, our board of directors and our compensation committee will carefully consider the outcome of this advisory vote, as well as stockholder feedback received from other communications, when making future executive compensation decisions.
We expect that we will conduct our next say-on-pay vote at our 2026 annual meeting of stockholders.
Required Vote
The approval of this non-binding proposal requires the affirmative vote of a majority of the shares of our Common Stock present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting.
This proposal is considered a non-routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	14	2025 Proxy Statement

Proposal 3 >> Say-on-Frequency
Proposal 3:
Say-on-Frequency
To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.

Background
In accordance with applicable SEC rules, we are providing our stockholders with the opportunity to indicate their preference, on a non-binding basis regarding how frequently we should solicit an advisory vote on the compensation of our named executive officers. Accordingly, we are seeking an advisory vote from our stockholders on how often we should submit a “say on pay” proposal, such as provided for in Proposal 2, to our stockholders.
You may cast your vote for one of the following options as to the frequency with which we should submit a “say on pay” proposal to our stockholders: every “One Year,” “Two Years” or “Three Years.” Alternatively, you can choose to abstain from voting when you vote in response to the resolution set forth below.
Summary
The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a demanding and high-growth business in a rapidly evolving, competitive and highly-regulated industry, while creating long-term value for our stockholders. Our board of directors believes that the “say on pay” advisory vote should be submitted to our stockholders annually, and therefore recommends that you vote for a “One Year” interval. We believe this frequency is in alignment with our executive compensation practices, as we review the core elements of our executive compensation program annually. We also believe this frequency is consistent with the practices of many of our peer group companies and the expectations of investors. An annual vote will provide stockholders more frequent opportunities to evaluate the effectiveness of our executive compensation policies and the related business outcome from a pay-for-performance perspective. In addition, we value and encourage constructive dialogue with our stockholders on executive compensation matters, and an annual advisory vote on executive compensation will allow our stockholders to provide us with their input on our executive compensation practices as disclosed in the proxy statement every year.
Proposal
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote for a frequency of every “One Year” with respect to the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders determine, on a non-binding, advisory basis, that the frequency with which we should submit an advisory vote on the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis, including the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2025 Annual Meeting of Stockholders, to the stockholders is: every one year, two years, or three years.”

Tandem Diabetes Care	15	2025 Proxy Statement

Proposal 3 >> Say-on-Frequency
Effect of Proposal
The advisory approval of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers is non-binding. The outcome of this vote will not require our board of directors or our nominating and corporate governance committee to take any action regarding the frequency of future advisory votes to approve the compensation of our named executive officers. Our board of directors, however, values the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Accordingly, although the resolution is non-binding, our board of directors and our nominating and corporate governance committee will carefully consider the outcome of this advisory vote, as well as stockholder feedback received from other communications, regarding the frequency of future advisory votes to approve the compensation of our named executive officers.
Required Vote
The option (every “One Year,” “Two Years” or “Three Years”), if any, that receives the affirmative vote of a majority of the shares of our Common Stock present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against each of the proposed voting frequencies. In the event that no frequency receives approval of a majority of the shares of our Common Stock present virtually or represented by proxy and entitled to vote on this proposal, we will consider whichever frequency receives a plurality of the votes to be the frequency preferred by our stockholders.
This proposal is considered a non-routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. If no contrary indication is made, returned proxies will be voted for every “One Year.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY “ONE YEAR” FOR THIS PROPOSAL

Tandem Diabetes Care	16	2025 Proxy Statement

Proposal 4 >> Appointment of Independent Registered Public Accounting Firm
Proposal 4:
Ratification of Appointment of Independent Registered Public Accounting Firm
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Summary
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. Although not required by applicable law or stock exchange listing standards, or our Amended and Restated Certificate of Incorporation, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has been auditing our financial statements since 2008.
We expect representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of Ernst & Young LLP will have an opportunity to make a statement if they so desire.
Effect of Proposal
If our stockholders do not vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ and our best interests.
Required Vote
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the shares of our Common Stock present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting.
This proposal is considered a routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with this proposal. Abstentions on this proposal will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	17	2025 Proxy Statement

Proposal 4 >> Appointment of Independent Registered Public Accounting Firm
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Type of Fee	2024	2023

Audit Fees(1)	$2,902,000	$1,595,000
Audit-Related Fees(2)	—	11,000
Tax Fees(3)	151,050	90,411
All Other Fees(4)	502,616	—
Total	$3,555,666	$1,696,411
1)Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements, assessment of our internal control over financial reporting, review of our quarterly financial statements and our registration statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
2)Audit-Related Fees consist of fees for professional services performed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and are not reported as Audit Fees, including out-of-pocket expenses.
3)Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to an Internal Revenue Code Section 382 study and general tax advice and planning.
4)All Other Fees consist of fees for permitted services other than those that meet the criteria above, and include certain advisory services performed by Ernst & Young, LLP related to the Company’s issuance of convertible senior notes in 2024.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.
Audit Committee Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. Our audit committee will consider whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All services performed have been pre-approved since the pre-approval policy was adopted.

Tandem Diabetes Care	18	2025 Proxy Statement

Stock Ownership
Stock Ownership
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of March 14, 2025, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables below.
Principal Stockholders
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 14, 2025, for each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.
Information about each person, or group of affiliated persons, that is the beneficial owner of more than 5% of the outstanding shares of Common Stock is generally based on information filed with the SEC by such stockholders. Except as indicated in footnotes to this table, we believe the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock reported to be beneficially owned by them.

Principal Stockholders
Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned(3)

Blackrock, Inc(1)	11,428,251	17.2%
The Vanguard Group(2)	7,021,906	10.6%
1)This information is based solely on Amendment No. 3 to Schedule 13G filed on November 8, 2024. Of the 11,428,251 shares beneficially owned, Blackrock, Inc. has sole voting power with respect to all 11,428,251 shares and sole dispositive power with respect to 11,110,645 shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
2)This information is based solely on Amendment No. 7 to Schedule 13G filed on February 13, 2024. Of the 7,021,906 shares beneficially owned, The Vanguard Group has shared voting power with respect to 23,276 shares, sole dispositive power with respect to 6,929,983 shares and shared dispositive power with respect to 91,923. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
3)Percentage of beneficial ownership is based on 66,521,267 shares of our Common Stock outstanding as of March 14, 2025.

Tandem Diabetes Care	19	2025 Proxy Statement

Stock Ownership
Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 14, 2025, by our directors, the executive officers identified as our NEOs in the "Compensation Discussion and Analysis" section, and the persons who were our executive officers and directors as of December 31, 2024 as a group, except as noted in the footnotes below. The address for each director and NEO listed is: c/o Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130.

Directors and Named Executive Officers
Name	Number of Shares Beneficially Owned	RSUs Vesting by May 13, 2025†	Options Exercisable by May 13, 2025†	Percentage Beneficially Owned(5)

John Sheridan	79,009	—	400,244	*
Dick Allen(1)	38,757	—	10,000	*
Myoungil Cha	7,563	—	—	*
Elizabeth Gasser	18,772	—	46,321	*
Peyton Howell	16,690	—	—	*
Jean-Claude Kyrillos	10,538	—	—	*
Joao Malagueira	7,563	—	—	*
Kathleen McGroddy-Goetz, Ph.D.	13,466	—	—	*
Susan Morrison	31,189	—	188,321	*
Mark Novara	19,458	7,415	—	*
Rebecca Robertson	9,396	—	33,447	*
Rajwant Sodhi	11,134	—	—	*
Christopher Twomey(2)	23,968	—	39,132	*
Leigh Vosseller(3)	39,085	—	167,683	*
All current directors and executive officers as a group (16 individuals)(4)	357,317	7,821	885,148	1.9%
† Amounts in this column are in addition to the amounts listed in the “Number of Shares Beneficially Owned” column.
* Represents less than 1% of the outstanding shares of our Common Stock.

1)Consists of (i) 15,000 shares held directly by Mr. Allen, (ii) 22,757 shares held by the Allen Family Trust dated October 12, 1981, and (iii) 1,000 shares held by the Gammon Children’s 2000 Irrevocable Trust FBO Jake Allen Gammon. Mr. Allen is co-trustee of the Allen Family Trust dated October 12, 1981. Mr. Allen is co-trustee of the Gammon Children’s 2000 Irrevocable Trust FBO Jake Allen Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Irrevocable Trust FBO Jake Allen Gammon, and disclaims beneficial ownership of such shares except for purposes of his beneficial ownership reporting obligations under Section 13(d) of the Exchange Act.
2)Consists of (i) 11,288 shares held by Mr. Twomey, (ii) 5,112 shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and (iii) 7,568 shares held by Twomey Family Investments, LLC. Mr. Twomey is co-trustee of the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and has shared voting and investment power over the shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002. Mr. Twomey is Co-Manager of Twomey Family Investments, LLC and Mr. Twomey disclaims beneficial ownership of the shares held by Twomey Family Investments, LLC, except to the extent of his proportionate pecuniary interest therein, and except for purposes of his beneficial ownership reporting obligations under Section 13(d) of the Exchange Act.
3)Consists of (i) 27,225 shares held directly by Ms. Vosseller, and (ii) 11,860 shares held by the Leigh A. Vosseller Trust, dated January 17, 2010.
4)Includes two executive officers who are not named executive officers in the periods presented.
5)Percentage of beneficial ownership is based on 66,521,267 shares of Common Stock outstanding as of March 14, 2025.

Tandem Diabetes Care	20	2025 Proxy Statement

Corporate Governance
Corporate Governance
We are committed to reinforcing ethical governance throughout our organization, while maintaining operational excellence. To aid corporate operations and oversight, we believe that corporate governance should be built on a strong foundation set by its Board of Directors in conjunction with supporting committees. In its risk oversight role, our Board has responsibility for ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed.
Corporate Governance Guidelines
We have adopted corporate governance guidelines that apply to our directors. This document is available at https://investor.tandemdiabetes.com/corporate-governance/esg. We expect that any amendment to the corporate governance guidelines, or any waivers of their respective requirements that are applicable to directors, will be disclosed on our website or in our future filings with the SEC.
Codes of Ethics and Conduct
We have adopted a code of ethics that applies to our President and Chief Executive Officer, our Chief Financial Officer, and other senior financial officers performing similar functions, which is designed to meet the requirements of the applicable SEC rules. We have also adopted a code of conduct that applies to all of our employees, officers and directors, which is designed to meet the requirements of applicable Nasdaq rules. In 2024, we updated and redesigned our Code of Conduct to more clearly align with the Company's values, and better represent our culture and how we maintain our integrity throughout our business. Each of these documents is available at https://investor.tandemdiabetes.com/corporate-governance/esg. We expect that any amendment to either code of ethics, or any waivers of their respective requirements that are applicable to executive officers or directors, will be disclosed on our website or in our future filings with the SEC.
Board Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our business, operations, strategic direction and regulatory environment, as well as legal, financial, compliance, liability, information technology, human capital management, compensation, cybersecurity, environmental, social, governance, and reputational risks. Currently, we are continuing to assess and respond to the substantial operational and commercial risks relating to the growth of our business operations while also navigating impacts related to intensifying competition and global macroeconomic conditions.
Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The role of our board of directors in overseeing the management of our risks is realized primarily through committees of our board of directors, as discussed in greater detail in the descriptions of the roles and responsibilities of each of the committees below.
Management and our board of directors assesses the Company’s risk environment on at least a quarterly basis to ensure we are adequately anticipating future exposure to liability. The board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) works closely with management, and outside advisors (as needed) on the identification, evaluation and management of short-, medium- and long-term risks to ensure they are prioritized on a timely basis. Risks are typically categorized based on the potential probability and severity of the risk and addressed or escalated as appropriate. Our risk assessment process aligns with our disclosure controls and procedures. When a board committee is responsible for evaluating and overseeing the management of particular risks, the chair of the relevant committee typically reports to the full board of directors during the next board meeting. For example, in 2024 our nominating and corporate governance committee received updates and its chair made reports to

Tandem Diabetes Care	21	2025 Proxy Statement

Corporate Governance
the full board of directors relating to environmental, social, and governance risks, and to assessments by third-party experts concerning our cybersecurity, information security, and data privacy risks, as well as the mitigation of those risks.
Specifically, with respect to data privacy and cybersecurity, our privacy and security subcommittee of the nominating & corporate governance committee assists in the oversight of risk management and compliance functions related to cybersecurity and data privacy inherent in our business and operations.
Director Nomination Process
One of the objectives of our nominating and corporate governance committee is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise appropriate for a company of our scale and maturity, such as:

Corporate Strategy	Digital Technology & Innovation	Global Market Development & Expansion	Market Access	Data Science

Medical Device Executive Leadership	Consumer Technology Experience & Insights	Financial Expert	Data Privacy & Cybersecurity
In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by our stockholders, the nominating and corporate governance committee applies the following selection criteria, which are consistent with those set forth in its charter:
•Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;
•The board of directors should be well-rounded, consisting of directors with backgrounds that are complementary to one another, reflecting a variety of professional experiences, skills, education, expertise, socio-economic backgrounds, and personal characteristics;
•Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, conflict with any of our corporate governance policies or procedures, or interfere with the proper performance of his or her responsibilities;
•Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf. In assessing these qualities, the nominating and corporate governance committee will consider the factors listed in the graphic above and other factors such as (i) sales, marketing, manufacturing, corporate governance, (ii) experience in diabetes care, the medical device industry, business model expansion or the healthcare industry generally, (iii) the oversight or performance of clinical research studies, and (iv) experience in global commercial operations of highly regulated industries, as well as other factors that would be expected to contribute to the overall effectiveness of our board of directors;
•Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and
•Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interests or the interests of a particular group or stockholder.

Tandem Diabetes Care	22	2025 Proxy Statement

Corporate Governance
STOCKHOLDER NOMINEES
Our nominating and corporate governance committee currently has a policy of evaluating director nominees recommended by stockholders in the same manner as it evaluates other director nominees. Under our Bylaws, stockholders wishing to propose a director nominee should send the required information to Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130, Attention: Corporate Secretary.
Board Experience
In recommending director nominees for appointment to our board of directors, our nominating and corporate governance committee values and actively considers the subject matters in which each individual is an expert, as well the experiences of the collective board.

Board Experience Matrix
	Robertson	Sheridan	Cha	Howell	Malagueira	McGroddy-Goetz	Sodhi	Twomey

Corporate Strategy	■	■	■	■	■	■	■	■
Digital Technology & Innovation			■			■	■
Global Market Development & Expansion				■	■		■
Market Access			■	■	■	■	■
Data Science				■		■	■
Medical Device Executive Leadership	■	■			■		■	■
Consumer Technology Experience & Insights	■		■		■	■
Financial Expert								■
Data Privacy & Cybersecurity						■	■
Director Independence, Agreements and Relationships
DIRECTOR INDEPENDENCE
Our board of directors has affirmatively determined that each of Mr. Allen, Mr. Cha, Ms. Howell, Mr. Malagueira, Dr. McGroddy-Goetz, Ms. Robertson, Mr. Sodhi, and Mr. Twomey meet the definition of “independent director” under applicable SEC and Nasdaq rules. Mr. Sheridan does not meet the definition of “independent director” because he is our current employee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Cha, Ms. Howell, and Ms. Robertson each served on our compensation committee during the fiscal year ended December 31, 2024. Each of these members was determined to be an independent director under applicable SEC and Nasdaq rules. None of the members of our compensation committee is or has ever been an officer or employee of the Company or any of its subsidiaries. None of the members of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, nor is any such relationship currently contemplated. None of our executive officers currently serves, or in the past year has served, as a member of our board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more

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executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of our board of directors and any member of the compensation committee (or other committee performing equivalent functions) of any other company.
We have entered into an indemnification agreement with each of our directors, including each of the current members of our compensation committee.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Except as set forth below, there are no family relationships between any director, director nominee or executive officer. In addition, there were no transactions or series of similar transactions since January 1, 2024, and there are no currently proposed transactions, to which we were or are a party that are required to be reported in accordance with applicable SEC rules in which:
•the amount involved exceeds $120,000; and
•any of our directors, director nominees, executive officers, any holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.
Mr. Sheridan, our President and Chief Executive Officer and a member of our board of directors, and Ms. Vosseller, our Executive Vice President, Chief Financial Officer and Treasurer, are involved in a personal relationship and share a primary residence. Our board of directors was informed of the relationship before Mr. Sheridan’s appointment to President and CEO in 2019. Ms. Vosseller reports directly to Mr. Sheridan. Due to the direct reporting arrangement, we have taken appropriate actions to ensure compliance with Company policies and procedures. Mr. Sheridan and Ms. Vosseller have not been and will not be involved in setting compensation or benefits for one another, which will continue to be determined by our compensation committee. In addition, in consideration of the circumstances, following Mr. Sheridan’s promotion to President and Chief Executive Officer, our audit committee implemented certain additional internal controls and procedures.
Mr. Twomey, a member of our board of directors, is the brother-in-law of one of our employees who is a manufacturing engineer whom we have employed since August 2019. Mr. Twomey does not serve on our compensation committee and is not involved in decision-making regarding his brother-in-law’s compensation. For 2024, the aggregate amount of this employee’s annual compensation was approximately $192,000, which includes the employee’s base salary and cash incentive bonus paid in 2024 as well as the value of stock-based compensation granted in 2024. The compensation structure and aggregate compensation amount paid to this employee is commensurate with our other employees with similar titles, skills and levels of experience.
PROCEDURES FOR APPROVAL OF RELATED-PARTY TRANSACTIONS
Our board of directors has adopted a Related-Party Transaction Policy to assist us in identifying, reviewing and approving or rejecting related party transactions. Under the policy, our Compliance Officer (as defined in the policy) is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a current or proposed transaction. To assist the Compliance Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Compliance Officer determines that the related person would have a direct or indirect material interest in the transaction, the Compliance Officer must present the transaction to the audit committee for review or, if impracticable under the circumstances, to the Chair of the audit committee. The audit committee must then either approve or reject the transaction in accordance with the terms of the policy.
LEGAL PROCEEDINGS WITH DIRECTORS AND EXECUTIVE OFFICERS
There are no legal proceedings related to any of the directors, director nominees, or executive officers which require disclosure pursuant to applicable SEC rules.

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Board Committees
Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance (N&CG) committee. The privacy and security subcommittee, formed in 2021, is a standing subcommittee of the N&CG committee, focused on cybersecurity and data privacy oversight. In addition, from time to time, special committees and subcommittees may be established under the direction of our board of directors when necessary to address specific issues. For instance, as needed we have established a pricing committee to determine the offering price and other terms of various financings we have pursued.
Each of the three standing committees and one subcommittee has a written charter that has been approved by our board of directors. A copy of each charter is available at https://investor.tandemdiabetes.com/corporate-governance/esg. However, the information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement and references in this Proxy Statement to our website are to inactive textual references only.
The current members of each standing committee are as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Privacy and Security Subcommittee

Rebecca Robertson		■
John Sheridan
Dick Allen*+	■		■
Myoungil Cha		■
Peyton Howell		Chair
Joao Malagueira	■
Kathleen McGroddy-Goetz			Chair	■
Rajwant Sodhi			■	Chair
Christopher Twomey*	Chair
Number of Meetings	4	7	4	4
*Audit Committee Financial Expert
+    Dick Allen, who has served on our Board of Directors since 2007, will not be standing for reelection at our 2025 annual meeting of stockholders. Ms. Robertson will fill his vacancy on the audit committee effective as of the 2025 annual meeting. The Nominating and Corporate Governance Committee is expected to continue with Ms. McGroddy-Goetz (chair) and Mr. Sodhi as its sole members.
AUDIT COMMITTEE
During 2024, our audit committee met four times. Each member of the audit committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules. Our board of directors has affirmatively determined that Mr. Twomey and Mr. Allen are designated as “audit committee financial experts.”
Our audit committee’s roles and responsibilities include, among others:
•appointing, terminating, compensating and overseeing the work of any independent auditor engaged to prepare or issue an audit report or to provide other audit, review or attest services;
•reviewing all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;

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•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;
•reviewing and discussing any alleged fraud involving management or any employee with a significant role in our internal controls over financial reporting that are disclosed to the audit committee;
•investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;
•determining the compensation of the independent auditors, and of other advisors hired by the audit committee;
•reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;
•monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;
•monitoring periodic reviews of the internal audit function;
•monitoring and reviewing the overall adequacy of, and provide oversight with respect to our environmental, social and governance strategy, initiatives and policies;
•reviewing and assessing, on an annual basis, the adequacy of the audit committee’s formal written charter;
•reviewing related party transactions for potential conflict of interest situations on an ongoing basis, and approving or rejecting such transactions; and
•overseeing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.
COMPENSATION COMMITTEE
During 2024, our compensation committee met seven times. Each member of the compensation committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules.
Our compensation committee’s roles and responsibilities include, among others:
•developing, reviewing, and approving our overall compensation programs, and regularly reporting to the board of directors regarding the adoption of such programs;
•developing, reviewing and recommending to the board of directors or approving our cash and stock incentive plans, including approving individual grants or awards thereunder, and regularly reporting to the board of directors regarding the terms of such plans and individual grants or awards;
•reviewing and approving individual and Company performance goals that may be relevant to the compensation of executive officers and other key employees;
•reviewing, recommending to the board of directors or approving the terms of any employment agreement, severance or change in control arrangements, or other compensatory arrangement with any executive officers or other key employees;
•reviewing and, to the extent deemed necessary or appropriate by the compensation committee, discussing with management the disclosures and narrative discussion regarding executive officer and director compensation to be included in the annual proxy statement;
•reviewing and assessing, on an annual basis, the adequacy of the compensation committee’s formal written charter;

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•delegate authority to the Chief Executive Officer or the Chief Financial Officer to grant equity incentive plan awards to our non-executive employees consistent with the parameters approved in advance by the compensation committee; and
•overseeing such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
During 2024, our nominating and corporate governance committee met four times. Each member of the nominating and corporate governance committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules.
Our nominating and corporate governance committee’s roles and responsibilities include, among others:
•identifying and screening candidates for our board of directors, and recommending nominees for election as directors;
•reviewing and assessing, on an annual basis, the performance of our board of directors and any committee thereof;
•review and discuss with management commercial insurance arrangements, exclusive of employee benefit arrangements;
•reviewing the structure of our board of directors’ committees and recommending to our board of directors for its approval directors to serve as members of each committee, including each committee’s respective chair, if applicable;
•reviewing and assessing, on an annual basis, the adequacy of the nominating and corporate governance committee’s formal written charter; and
•generally advising our board of directors on corporate governance and related matters.
Mr. Allen served as chair of the nominating and corporate governance committee for the first half of 2024. Effective June 1, 2024, Dr. McGroddy-Goetz was named as chair of the nominating and corporate governance committee and Mr. Allen remained a member of the committee.
PRIVACY AND SECURITY SUBCOMMITTEE
During 2024, our privacy and security subcommittee met four times. Each member of the privacy and security committee has been determined to be an “independent director” under applicable Nasdaq rules and has relevant expertise and experience in the subject matters over which the committee has purview.
Our privacy and security subcommittee assists the nominating and corporate governance committee in its oversight of risk management and compliance functions related to cybersecurity and data privacy inherent in our business and operations, including, but not limited to, review, discussion and approval (as appropriate) of the following:
•strategic and program goals, as well as our risk profile and risk tolerance;
•the effectiveness of our overall risk management;
•procedures for identifying, measuring and reporting on cybersecurity and data privacy risks, including monitoring and analysis of the threat environment, vulnerability assessments, and third-party risks;
•significant policies, programs, plans, controls, safeguards and insurance coverage, and proposed changes to any of the foregoing, concerning risk management;

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•internal controls and procedures to prevent, detect and respond to cyberattacks and other information security incidents that threaten the availability, integrity or confidentiality of our information systems and resources, or that threaten the security of confidential or proprietary information, including personal information of our employees or users of our products and software systems;
•crisis preparedness, incident response plans and disaster recovery capabilities;
•internal programs to comply with applicable legislation and regulations, and related administrative and operational compliance functions;
•significant findings identified by senior management, regulatory agencies or our advisors, concerning risk management or compliance activities and management responses to, and/or remediation of (including timing and compensating controls), such findings;
•the capabilities and qualifications of our cybersecurity and data privacy risk professionals; and
•the appropriateness of the resources allocated to cybersecurity and data privacy risk management.
Mr. Sodhi was named as the first chair of the privacy and security subcommittee effective June 1, 2024.
Board Meetings
During 2024, our board of directors met six times. Each director attended 100% of the meetings held by our board of directors and at least 75% of the committee meetings on which he or she served while he or she was a director during the year.
Although we do not have a formal policy regarding attendance by members of our board of directors at each annual meeting of stockholders, we encourage all of our directors to attend. In 2024, five members of our board of directors attended our annual meeting of stockholders.
Board Leadership Structure
Our board of directors believes it is important to maintain flexibility in our board leadership structure to best serve the interests of our Company and stockholders at any particular time. In determining the appropriate structure, our board of directors considers multiple factors, including our business and strategic needs at the time and the composition of our board. The roles of Chair of our board of directors and Chief Executive Officer are currently separate and distinct. Our board believes separating these positions allows our Chief Executive Officer to focus on the day-to-day management of our business, while allowing our Chair to focus her primary attention on matters involving strategy, corporate governance and board oversight.
Ms. Robertson has served as the Chair of our board of directors since March 2023, and as a member of our board of directors since January 2019. In her role as Chair and as an independent director under applicable SEC and Nasdaq rules, Ms. Robertson leverages her extensive experience in management positions in the medical technology industry, as well as her background working with financial statements and implementing board processes and functions to advise the Company on identified and anticipated risks, and provides oversight of management and our board of directors, drives strategy and agenda setting at the board level, and leads executive sessions of our board of directors when only non-employees are present.
While our board structure fulfills the needs of the Company at this time, our board of directors regularly assesses the most appropriate board leadership structure on a regular basis and may make changes to the structure based upon the evolving needs of our business, governance best practices, and other factors deemed relevant by our board of directors.

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Corporate Governance
EXECUTIVE SESSIONS
In accordance with applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which no employees are present.
Stockholder Engagement
We have consistently demonstrated our commitment to open and interactive dialogue with our stockholders. Our relationship with our stockholders, as the owners of our Company, is an important part of our success, and we seek to engage meaningfully with our stockholders to ensure their views are shared with our board of directors and management team, and actively considered in discussions of our strategy, operational performance, financial results, corporate governance, compensation programs, and related matters.
While our board of directors has a fiduciary duty to our stockholders and represents their interests, our management team is primarily responsible for investor relations. Our management team believes that active stockholder engagement drives increased corporate accountability, improves decision making, and ultimately creates long-term value for our stockholders.
We regularly review and take measures to evolve our executive compensation and governance practices as the Company matures. In alignment with these efforts, we engage in stockholder dialogue to solicit feedback on our practices, and to incorporate the feedback into our decision-making processes.
Recent Changes

•Moved responsibility for Environmental, Social and Governance (ESG) oversight to our Audit Committee from our NCG Committee
•Updated employee grant practices in terms of grant value calculation, refresh eligibility, and benchmark values to reduce stock-based compensation as a percent of sales, while remaining competitive to attract and retain talent

•Aligned performance-based component of all NEOs long-term incentive (LTI) equity plan with the president and CEO’s LTI equity plan by adding a relative total shareholder return (TSR) performance metric.

•Reduced benchmark target for total executive compensation to 50th percentile from 60th percentile of our peer group, effective 2025.
•Increased weighting for TSR metric of the CEO and other NEO’s LTI equity plan to 50% of performance-based component of LTI plan, beginning 2025
For additional information about executive compensation related changes, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders seeking to communicate with our board of directors as a whole may send such communication to: Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130, Attention: Corporate Secretary. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address, to the attention of such individual director. We will generally forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director, unless we determine that the communication is unduly hostile, threatening, illegal or otherwise unsuitable for receipt by the director. Additional information about our stockholder communication policy can be found at https://investor.tandemdiabetes.com/corporate-governance/esg.

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Commitment to Environmental, Social and Governance Priorities
We are a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. We strive to accomplish this mission while providing a safe and inclusive work environment for our board of directors, executives and employees. Our Audit Committee oversees ESG matters across our business operations in accordance with its charter. Our management team is responsible for developing and driving strategic ESG initiatives and programs across our business and provides regular updates on progress to our Audit Committee.
Our positively different approach to insulin therapy management is reflected in our interactions with customers and healthcare providers, product development initiatives, and commitment to continuous improvement throughout our business. Our governance policies and practices help us appropriately manage risk and live out our corporate values in an ethical, responsible, and sustainable way. Our focus on continuous improvement is prevalent throughout our business, which is evidenced in our efforts to expand and improve our environmental, social, and governance, or ESG, initiatives.

ENVIRONMENTAL	SOCIAL	GOVERNANCE

•Moved headquarters to a LEED certified facility in 2023 and facility achieved net zero carbon emissions in 2024
•Launched new rechargeable insulin pump platform
•Reduced electronic waste by:
•35 million batteries saved
•More than 600,000 remote pumps updated since August 2017
•Refurbishment program for the use of key components
•Monitored and measured electricity consumption, electricity cost and weight of waste
•Engaged third party for emissions measurement and analysis

•Mission driven to improve the lives of people living with diabetes
•Board and Board leadership have a mix of tenure and professional experience
•Efforts to maintain strong, health company culture; 90% of employees participated in annual employee engagement survey since 2021
•Corporate charitable giving, contributions and sponsorships
•Robust learning and development program for both emerging and established leaders
•Employee health and wellness programs

•8 out of 9 independent board members
•Separate Chair and CEO positions
•Declassified board structure
•Independent compensation evaluation
•Corporate governance guidelines
•Stock ownership guidelines
•Insider trading policy; no hedging or pledging Company securities
•Compensation clawback policy
•Majority voting standard for uncontested director elections
•Codes of ethics and compliance policies
•Confidential and anonymous whistleblower hotline

We created our Sustainable Business Report to provide stockholders with an overview of our ESG efforts, which is posted along with other governance policies and information, on our website at https://investor.tandemdiabetes.com/corporate-governance/esg. For additional information on our policies and programs regarding our environmental impact and sustainability, community outreach and impact, human capital management, our Company culture, demographics, organizational development, total rewards, and employee health and safety, please see our Sustainable Business Report under the captions “Environmental Impact and Sustainability,” “Community Outreach and Impact,” and our Annual Report under the caption “Human Capital.” Our Sustainable Business Report, Annual Report, and website are not part of this proxy solicitation material.

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Corporate Governance
Executive Officers
The executive officers on our management team, and their respective ages and positions with us as of March 31, 2025, are as follows:

Name	Age	Position

John Sheridan	69	President, Chief Executive Officer
Rick Carpenter	62	Chief Technical Officer
Elizabeth Gasser	49	Executive Vice President and Chief Strategy and Product Officer
Shannon Hansen	59	Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary
Jean-Claude Kyrillos	61	Executive Vice President, Chief Operating Officer
Susan Morrison	45	Executive Vice President and Chief Administrative Officer
Mark Novara	50	Executive Vice President and Chief Commercial Officer
Leigh Vosseller	52	Executive Vice President, Chief Financial Officer and Treasurer
Below is information with respect to the business experience of each of our officers who comprised our executive management team in 2024. A biography for Mr. Sheridan can be found in the section entitled “Proposal 1: Election of Directors” above under the caption “Nominees for Director.”
Rick Carpenter has served as our Chief Technical Officer since November 2021. Before joining our Company, Mr. Carpenter served from February 2020 as the Senior Vice President of Engineering at Inseego Corporation, where he led the worldwide engineering team and was responsible for device hardware and software, cloud software, quality assurance, regulatory and product certification and technical account management. From April 2017 to January 2020, he was the General Manager of the IoMT Business and the Senior Director of Engineering at Capsule Technologies, a company that integrates medical devices and wearables into a secure medical grade system that collects data and provides it to healthcare professionals for patient monitoring. Prior to that, from May 2009 until March 2017, Mr. Carpenter served as the Senior Vice President of Engineering at Smith Micro Software. Earlier in his career, he held various engineering development and leadership roles at Nextwave Wireless, Sierra Wireless, General Dynamics, Motorola and Denso. Mr. Carpenter holds a B.S. in Computer Science from The University of Texas Permian Basin, and completed coursework for an M.S. in Computer Science from The University of Texas at Arlington.
Elizabeth Gasser has served as our Executive Vice President and Chief Strategy and Product Officer since November 2023. From June 2021 to November 2023 Ms. Gasser served as our Executive Vice President and Chief Strategy Officer. Ms. Gasser is responsible for the Company’s strategy, corporate development, product management, behavioral sciences, and competitive intelligence functions. She previously served as our Executive Vice President, Strategy and Corporate Development from January 2020 to June 2021. Before joining our Company, Ms. Gasser served from June 2017 as an independent adviser providing strategic and corporate development solutions to boards and executive teams. From January 2016 to June 2017, she was Vice President of Corporate Strategy at QUALCOMM Technologies, Inc. (QTI), a subsidiary of QUALCOMM Incorporated (Nasdaq: QCOM), a global leader in the development and commercialization of technologies and products used in mobile devices and other wireless products. Before that, from November 2012 to January 2016 she was Vice President of Strategic Development at QTI, after serving in other strategic related roles of increasing responsibility beginning in 2006. Ms. Gasser holds a B.A. and an M.A. in Economics from the University of Cambridge.

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Shannon Hansen has served as our Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary since April 2024, and as our Chief Legal, Privacy & Compliance Officer and Secretary since August 2023. Ms. Hansen joined the Company as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary in January 2022 and throughout her tenure, she has maintained responsibility for the Company's legal, compliance and privacy functions. Before joining our Company, Ms. Hansen served as General Counsel, Corporate Secretary and Chief Privacy Officer at Alto Pharmacy from April 2020 to September 2021, where she oversaw the development of the legal, privacy and compliance functions. Before her role at Alto Pharmacy, she held various leadership roles at Abbott Laboratories from May 2009 to February 2020. In August 2021, Ms. Hansen began serving as an Independent External Audit and Supervisory Board Member for PHC Holdings Corporation. Earlier in her career, she was a partner at Kirkland & Ellis LLP, an Associate Solicitor at the United States Patent and Trademark Office and a process engineer at DuPont. Ms. Hansen holds a B.S. in Chemical Engineering from Carnegie Mellon University, and a J.D. from Stanford Law School.
Jean-Claude “JC” Kyrillos has served as our Executive Vice President and Chief Operating Officer since June 2024 and is responsible for the Company’s manufacturing operations, supply chain, quality, regulatory and program management functions. Before joining our Company, he served in operating company president roles at Envista Holdings from February 2020 to June 2023, most recently as President of Diagnostics and Digital Solutions. Prior to that, Mr. Kyrillos was Senior Vice President and General Manager at Qualcomm Life, the healthcare division at Qualcomm, from May 2016 to February 2019. Before his time at Qualcomm, Mr. Kyrillos served as Senior Vice President and General Manager of infusion solutions at Becton Dickinson from August 2011 to May 2016. Prior to that, Mr. Kyrillos held leadership positions at ResMed Inc. from January 2008 to August 2011, most recently serving as President of ResMed Ventures and Initiatives. Mr. Kyrillos has served as an independent board director of San Diego Blood Bank since January 2016 and as Chair from January 2020 to December 2022. Mr. Kyrillos received a B.A. with Honors in History from Colgate University and an MBA from Harvard Business School.
Susan Morrison has served as our Executive Vice President and Chief Administrative Officer since December 2017 and is responsible for the Company’s investor relations, corporate communications, human resources and facilities functions. Ms. Morrison served in successive leadership positions for our Company since November 2007, and helped lead Tandem’s transformation from a domestic venture-backed insulin pump start-up to a global diabetes technology company. Prior to joining Tandem Diabetes Care, Ms. Morrison held various positions in Corporate and Investor Relations at Biosite Inc. from August 2003 through November 2007. Prior to that, she worked at both boutique and global public relations firms focused on healthcare, consumer products and crisis communications. Ms. Morrison holds a B.A. in Public Relations from Western Michigan University.

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Mark Novara has served as our Executive Vice President and Chief Commercial Officer since November 2023. Mr. Novara is an executive with nearly 25 years of general management, strategy and marketing experience in the medical device, life science and pharmaceutical industries. Before joining our Company, he served as Senior Advisor in the Medical Technology/Life Science practice at McKinsey & Company from February 2023 to November 2023. Before that time, Mr. Novara held executive positions at Becton Dickinson (BD) for more than 11 years, most recently as a Worldwide Vice President/General Manager in the Medication Delivery Solutions business unit from June 2020 to December 2022. He also served as Senior Vice President, Global Strategic Marketing for two of BD’s segments, Medical from May 2018 to June 2020, and Life Sciences from December 2015 to May 2018. Mr. Novara was also a Worldwide Vice President/General Manager in the Diabetes Care business unit from November 2013 to December 2015, and Director of Strategic Marketing and Business Development in the Pharmaceutical Systems business unit from July 2011 to November 2013. He also held leadership positions with Hoffman-La Roche and Sanofi-Aventis. Mr. Novara holds a B.S. in Biology from Villanova University and a Master’s in Healthcare Management from Columbia University.
Leigh Vosseller has served as our Executive Vice President, Chief Financial Officer, and Treasurer since June 2018, and served as Senior Vice President, Chief Financial Officer and Treasurer from January 2018 to May 2018. Ms. Vosseller is our principal financial and accounting officer. She joined us as Vice President of Finance in 2013 and was promoted to Senior Vice President of Finance in August 2017. Before that time, she served as Vice President and Chief Financial Officer at Genoptix, beginning in 2011, after initially joining Genoptix in 2008. Before that she held a senior finance position at Biosite, a diagnostics company, where she played a key role in developing the financial and administrative infrastructure for international expansion. Since January 2021, Ms. Vosseller has served as a director and chair of the finance committee of Girls Inc. of San Diego, a non-profit organization that provides STEM-focused, research-based programming to underserved girls in the community. Ms. Vosseller is a certified public accountant (inactive) and holds a B.S. in Accounting from Missouri State University.

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Compensation Discussion and Analysis
Compensation
Discussion and Analysis
This Compensation Discussion and Analysis addresses the compensation philosophy, objectives, policies and arrangements that apply to our NEOs and other senior management personnel. The purpose of this section is to provide stockholders with a thorough understanding of our 2024 executive compensation program. This narrative discussion is intended to be read together with the Summary Compensation Table, and the related tables, footnotes and disclosures set forth below. References throughout this Compensation Discussion and Analysis section and in the accompanying compensation tables to the “Committee” refer to our Compensation Committee.
Executive Summary

NAMED EXECUTIVE OFFICERS Our NEOs as of December 31, 2024 were:	John Sheridan President and Chief Executive Officer, and member of our board of directors	Leigh Vosseller Executive Vice President, Chief Financial Officer and Treasurer	Elizabeth Gasser Executive Vice President and Chief Strategy and Product Officer

	Jean-Claude Kyrillos Executive Vice President and Chief Operating Officer	Susan Morrison Executive Vice President and Chief Administrative Officer	Mark Novara Executive Vice President and Chief Commercial Officer

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Compensation Discussion and Analysis
2024 BUSINESS HIGHLIGHTS
In 2024, we set new sales records, both in the United States and internationally, while delivering industry-leading customer satisfaction and expanding our portfolio of technology solutions. A highlight of 2024 was the U.S. introduction of our category-defining pump platform, Tandem Mobi, which experienced continuous growth throughout the year as awareness of our newest offering increased. We also once again delivered strong customer renewals and retention of our in-warranty customers, which demonstrates the high level of satisfaction customers experience with our technology. It is also a reflection of the overwhelming positive sentiment for our Control-IQ technology by customers and healthcare providers worldwide, with high regard for the immediate and sustained benefits it offers. As a result, we increased our worldwide customer base to new levels and exited the year with more than 480,000 in-warranty customers.
Overall, 2024 was a successful year for Tandem as we returned to growth, while operating in a highly competitive environment. Our U.S. sales of more than $670 million benefited from approximately $30 million in sales recognized in relation to our Tandem Choice program, which offered t:slim X2 customers a pathway to our newest technology, Tandem Mobi. Outside the United States, we demonstrated 39% growth with approximately $268 million in sales. In addition, we demonstrated progress toward profitability and achieved positive free cash flow for the full year 2024.
In many ways, our efforts in 2024 focused on building and preparing for the future as we executed on multiple strategic initiatives. For example, we successfully laid the foundation of our multi-channel durable medical equipment and pharmacy strategy for Tandem Mobi, with approximately 20% of U.S. lives under pharmacy agreements entering 2025. We also identified opportunities to modernize the tools and systems used by our commercial teams, enhancing their efficiency and effectiveness. Additionally, we implemented operational efficiencies that set the stage for sustained profitability in 2025 and beyond. These key initiatives are helping set the foundation to continue delivering on our mission to bring the benefits of automated insulin delivery to more people around the world with our uniquely flexible portfolio of pumps, partnerships and digital tools.
The information below highlights some of the important progress made in our business during 2024:

Commercial Execution and Financial Growth	Operating Effectiveness and Financial Management	Product Pipeline Advancements

•Increased worldwide in-warranty installed base ~7% to approximately 480,000 customers.	•Achieved positive free cash flow for the full year 2024.	•Launched Tandem Mobi, the world’s smallest durable AID system, integrated with the Dexcom G6 and G7 sensors in the United States.

•Achieved 2024 sales of over $940* million.	•Maintained flat year-over-year gross margin, while scaling Tandem Mobi manufacturing; exited 2024 with accretive Tandem Mobi pump margins.	•Began a scaling launch of Tandem Source, a new diabetes management platform for customers and healthcare providers outside the United States.

•Expanded worldwide insulin pump market with double digit growth in new U.S. customers from multiple daily injection.	•Completed a $316 million senior convertible notes offering primarily used for repurchase of existing senior convertible notes.	•Completed the pivotal trial for Control-IQ+ for people living with type 2 diabetes, which was submitted to the U.S. FDA and cleared in early 2025.

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Compensation Discussion and Analysis
The following charts illustrate two of our key metrics and financial results during the past five years:
*Annual sales for 2024, 2023 and 2022 include the effect of net sales recognition (deferrals) of $30.2 million, ($25.1) million and ($3.5) million, respectively. This relates to the accounting treatment associated with our Tandem Choice Program offering, which began September 2022 and ended in December 2024, to provide a pathway to eligible t:slim X2 customers to ownership of our newest hardware platform, Tandem Mobi, for a fee when available.
2024 COMPENSATION OVERVIEW
We entered 2024 expecting our business to achieve:
•Substantial increases in product shipments and sales, both in the United States and outside the United States;
•Improvement in our operating and gross margins;
•Positive cash flow from operations; and
•Various goals relating to our customer satisfaction and multiple new product launches in the United States.
When designing our 2024 executive compensation program, the Committee considered a number of factors, including the business objectives set forth above, the 2024 budget approved by our board of directors, and the intense competition for talent within the medical device and technology industries, both generally and within the geographic regions in which we operate. In addition, the Committee considered the continued importance of retaining and motivating our employees during a period in which we launched multiple new products.
In making compensation decisions for 2024, the Committee focused on several key factors of our executive compensation program, as follows:
•Stockholder feedback;
•A peer group analysis performed by our independent compensation consultant;
•Reviewing total NEO compensation compared to the 60th percentile of the peer group;
•Allocating a meaningful proportion of the total cash compensation opportunity to our annual short-term cash incentive plan, under which executives are only eligible to receive cash bonuses upon the achievement of certain predetermined financial and operational performance goals; and
•Allocating a meaningful proportion of the total compensation opportunity to longer-term incentive equity awards aligning with the interests of our stockholders, a portion of which are earned based upon the achievement of certain predetermined financial and relative total shareholder return goals over a three-year period.
Each of these factors and their impacts on our 2024 executive compensation program are explained in more detail on the following pages.

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KEY COMPENSATION GOVERNANCE ATTRIBUTES
We have incorporated a number of compensation governance best practices over time, which are discussed in the table below:

What We Do		What We Don’t Do

☑	Pay-for-performance philosophy	✗	Employment agreements
☑	Independent compensation consultant	✗	Excise tax gross up provisions
☑	Compensation committee comprised solely of independent directors	✗	Guaranteed bonuses or equity awards
☑	Comprehensive peer group analysis updated annually	✗	Employee stock plan evergreen provisions
☑	“Double trigger” change-in-control benefits	✗	Hedging or pledging of our securities
☑	Multiple financial and strategic measures used to determine cash incentive payouts to encourage strong performance across the business	✗	Repricing of options or issuance of discounted equity awards
☑	Stock ownership guidelines applicable to executive officers and directors
☑	Clawback policy applicable to cash bonus and equity incentive compensation
☑	Significant majority of incentive compensation as a proportion of total compensation
Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to attract and retain talented executives with the skills needed to manage and staff a demanding and high-growth business in a rapidly evolving, competitive and highly regulated industry, while motivating them to create long-term value for our stockholders. There is significant competition for talented executives, especially in the medical device and technology industries both generally and in the geographic regions in which we operate. When establishing our executive compensation program, the Committee is guided by the following four principles:
•Attract, retain and motivate executives with the background and experience required for our future growth and success;
•Provide a total compensation package that is competitive with other companies in the medical device and technology industry that are similar to us in size and stage of growth;
•Align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of equity-based awards; and
•Apply a pay-for-performance philosophy by tying a meaningful portion of potential total short- and long-term compensation to the achievement of predetermined objectives that are important to our growth and success, which can increase or decrease to reflect achievement with respect to the objectives.

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ROLES AND RESPONSIBILITIES
A well-designed, implemented, and communicated executive compensation program is important to the growth and success of our business. As such, the Committee, together with input from its independent compensation consultant and management, where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group typically has a specific role in the process.
Compensation Committee
The Committee is comprised solely of directors who qualify as “independent directors” under Nasdaq rules and also meet the heightened independence requirements under SEC rules. The Committee is primarily responsible for developing, reviewing and approving our executive compensation program, including the compensation arrangements that apply to our NEOs, and regularly reporting to our board of directors regarding the adoption of such programs. In particular, the Committee is responsible for overseeing our short-term cash and long-term equity incentive plans, including approving individual grants or awards thereunder (subject to the delegation of limited discretion to certain executive officers to approve individual grants or awards to employees below the executive level). The Committee is also responsible for approving performance goals and objectives that are relevant to the compensation of our executive officers and other key employees.
The Committee evaluates the total compensation of our NEOs and other executives relative to available compensation information from companies in our industry that are similar to us based on a number of factors, including size and stage of growth. The Committee’s historical practice was to benchmark our total executive compensation to just above market at the 60th percentile of our then-current peer group, in order to compete in the market for talented executives. This philosophy was used in making compensation decisions that were implemented in the first half of 2024. In the second half of 2024, the Committee updated its philosophy to begin benchmarking our total executive compensation to the 50th percentile compared to our current peer group. This change was made to better reflect the continued maturation of our Company and compensation practices and in response to stockholder feedback. This change will be reflected in 2025 compensation decisions. However, benchmarking is only the starting point for the Committee’s determination of compensation, and it retains the discretion to adjust executive compensation based on a number of factors, including changes to our peer group, changing pay practices in our industry, executive retention concerns, individual executive performance, and overall Company performance.
The Committee has not established any formal policies or guidelines for allocating between long-term and short-term compensation, or between cash and equity compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives in light of our compensation objectives, the Committee relies on its judgment and experience, as well as significant feedback from its independent compensation consultant, rather than adopting a formulaic approach to compensation decisions.
Management
Historically, our President and Chief Executive Officer, our Executive Vice President and Chief Administrative Officer, and our Chief Human Resources Officer, have provided input and recommendations to the Committee on the compensation of executive officers and other senior management personnel. In addition, representatives from our finance and legal functions have provided information or recommendations to the Committee regarding incentive program design. The Committee reviews this input and information and considers these recommendations. However, all decisions affecting executive officer compensation are made by the Committee, in its sole discretion.
Independent Compensation Consultants
The Committee has sole authority to engage and retain independent compensation consultants and to directly oversee their work and compensation.
WTW, a leading global advisory, broking and solutions company, has provided advisory services to the Committee since 2020. In August 2023, the Committee reengaged WTW as its independent compensation consultant to provide advisory services for 2024. These services included advising the Committee on the selection of an appropriate peer group of other publicly traded healthcare companies, collecting and analyzing compensation data from those companies, and performing an independent review of our compensation practices for our executive officers, as well as our non-employee

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Compensation Discussion and Analysis
directors, as compared to the peer group. The Committee selected WTW based on its experience providing expert, strategic and research-driven executive compensation advice to help companies balance talent and governance risks while driving business performance. In addition, the Committee assessed whether work performed or advice rendered by WTW would raise any conflicts of interest and determined that there are no conflicts of interest with respect to this advisor.
KEY CONSIDERATIONS
In designing our 2024 executive compensation program, stockholder feedback and WTW’s analysis and advisory services were key considerations for the Committee.
Stockholder Advisory Vote on Executive Compensation
At our 2024 annual meeting of stockholders, 95.42% of our stockholders approved, on a non-binding, advisory basis, the compensation of our NEOs (i.e., our “say-on-pay” proposal).
Our board of directors has adopted a policy providing for annual “say-on-pay” votes, which was approved by our stockholders in 2019. Our board of directors believes that allowing our stockholders to vote on our executive compensation practices on an annual basis aligns with market best practices and provides our stockholders with an important opportunity to provide meaningful feedback to us.
A vote on the frequency of future “say-on-pay” votes (commonly known as a “say-on-frequency” vote) is required every six years, with such vote being held at our 2025 annual meeting of stockholders. We took the results from our prior years’ “say-on-pay” advisory votes and the feedback we received from stockholder engagements into consideration in making decisions regarding executive compensation for 2024 and 2025. As a result of stockholder feedback:
•Our LTI program has become increasingly performance-based with an increasing emphasis on TSR. For example, in 2024, the Committee further increased the weighting of the PSU components for our non-CEO NEOs to be 50%, which aligns with our CEO’s plan and included a TSR metric for a portion of the NEOs’ PSU targets.
•The Committee increased the weighting of the TSR metric for the PSU component of our CEO and other NEOs LTI plan.
•In the second half of 2024, the Committee updated its philosophy to begin benchmarking our total executive compensation to the 50th percentile compared to relevant survey data rather than the 60th percentile used historically.
The Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs. The Committee expects to continue to consider the outcome of our “say-on-pay” votes and our stockholders’ views when making future compensation decisions for our NEOs.
Additional Compensation Plan Considerations
In addition to stockholder feedback and independent compensation consultant analysis and input, in designing our executive compensation program the Committee also takes into account various factors, including:
•Overall compensation strategy, philosophy and objectives;
•Criticality of individual roles and positions;
•Historical and current compensation levels;
•Competition for talent in our industry;
•Employee tenure;
•Relative compensation levels across the executive team;
•Existing levels of equity ownership;

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Compensation Discussion and Analysis
•Prior equity grants, including associated vesting schedules, inherent economic value and perceived retentive value; and
•Individual factors specific to each NEO, including, but not limited to, experience, performance, leadership and expertise.
In addition, the Committee reviews market factors including peer group and market survey data, as discussed below.
MARKET FACTORS
Peer Group
WTW was engaged by the Committee to develop a set of peer group companies for use as a point of comparison in benchmarking 2024 compensation for executive officers and non-employee directors. Data compiled from this peer group was used as a baseline reference by the Committee to assist it in establishing and assessing target total compensation levels, as well as target compensation levels for individual components of compensation, for our executive officers.
The inputs used to identify the peer group companies reflect the Global Industry Classification Standard and the determination of such companies included review of companies traded on major U.S. stock exchanges, companies classified in the health care equipment and health care services industries, and revenue. Our worldwide revenue for 2023 was approximately $750 million, which included the effect of net sales deferrals of approximately $25 million. This deferral related to the accounting treatment associated with our Tandem Choice Program. The revenue for our 2024 peer group companies generally fell within a range of approximately 0.5x to 2.5x our projected 2024 revenue. However, not every company in our 2024 peer group satisfied each criterion and the Committee applied its judgment and experience in making final determinations for the companies included in the peer group. For example, Dexcom exceeded our target criteria range, but the Committee determined that it should be included in our 2024 peer group because of its strong similarities to our business operations and industry.
In comparison to our 2023 peer group, two companies, Abiomed (ABMD) and Cardiovascular Systems (CSII), were not included in our 2024 peer group following their respective acquisitions by companies that were no longer viable peers. In addition, three new companies were added, LivaNova PLC, Inspire Medical Systems Inc. and AngioDynamics, to more closely align our Company’s revenue with the peer median and to maintain a sufficient number of peer companies, Based on the factors discussed above, our 2024 peer group was comprised of the 18 companies listed below:

AngioDynamics (ANGO)	Glaukos (GKOS)	Inspire Medical Systems (INSP)	Nevro (NVRO)
Artivion (AORT)	Globus Medical (GMED)	Insulet (PODD)	QuidelOrtho (QDEL)
AtriCure (ATRC)	Haemonetics (HAE)	iRhythm Technologies (IRTC)	STAAR Surgical (STAA)
CONMED (CNMD)	ICU Medical (ICUI)	LivaNova PLC (LIVN)
Dexcom (DXCM)	Inogen (INGN)	Masimo (MASI)
We consider these companies to be our peers solely for executive and director compensation comparison purposes.
Compensation Survey Data
To supplement data regarding the peer group companies where sufficient information is not available or where the Committee requests further information, also considers data from WTW’s and Aon Hewitt Radford’s suites of surveys. These surveys include compensation data from medical technology and life sciences companies. WTW has used data specific to our business in terms of industry, size and geographic location when providing this additional information to the Committee. In addition, for prospective new hire candidates, the Committee reviews information from these compensation surveys as a factor in the development of compensation offers.

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Compensation Discussion and Analysis
Compensation Elements
The Committee, with assistance from our independent compensation consultant and management, has developed an executive compensation program consisting of several key components. Each element of compensation has a specific purpose, and they work together to advance our overall pay-for-performance compensation philosophy and support our compensation objectives. We believe the compensation elements are generally consistent with those paid to or awarded by our peer group companies.
Based on the information provided by our independent compensation consultants, the executive compensation program for our NEOs generally consists of a:
•Base salary;
•Short-term cash incentive program;
•Long-term equity incentive program; and
•Other benefits.
BASE SALARY
The purpose of this element is to provide a fixed compensation amount to each NEO in return for performance of core job responsibilities. We pay base salaries to attract and retain executives with the necessary experience to contribute to our future growth and success. The Committee establishes base salaries after reviewing peer group compensation data and considering a number of the other factors discussed above, including each executive officer’s title and responsibility level, tenure with us, individual performance and business experience. Salaries are reviewed and potentially adjusted annually, or more frequently if the Committee deems necessary or appropriate.
As 2024 was anticipated to be a pivotal year for the Company, the NEOs received base salary increases of 3%. While the 2024 base salary increases did not fully align the NEOs to our target market (namely for the CEO), the increase took into consideration that no salary increases were provided in 2023 as a commitment to driving greater leverage in the business alongside new product launches and the Company’s continued focus on achieving operating margin goals.

Name	2024 Base Salary	2023 Base Salary	Percent Change

John Sheridan	$732,021	$710,700	3%
Leigh Vosseller	$450,203	$437,091	3%
Elizabeth Gasser	$450,203	$437,091	3%
Jean-Claude Kyrillos(1)	$450,203	N/A	—%
Susan Morrison	$450,203	$437,091	3%
Mark Novara	$450,203	$437,091	3%
1)Mr. Kyrillos joined Tandem as EVP & Chief Operating Officer in June 2024.
SHORT-TERM CASH INCENTIVE PROGRAM
The purpose of this element is to reward executives for achieving pre-established financial and strategic goals that the Committee believes are critical to our short-term success and the creation of long-term stockholder value. Target short-term incentive opportunities are expressed as a percent of base salaries and reviewed as part of the Committee’s annual compensation analysis, which includes an assessment of each NEO’s title and level of responsibility, and perceived ability to impact overall Company results.

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Compensation Discussion and Analysis
2024 SHORT-TERM CASH INCENTIVE PROGRAM TARGETS
In 2024, no changes were made to the short-term incentive bonus percentage targets for the NEOs compared to 2023. The 2024 base salary, target bonus percentage and target cash bonus amount for each NEO was generally shown to be in alignment with benchmark data at the 60th percentile, and is set forth in the table below:

Name	2024 Base Salary	Target Bonus Percentage	Target Cash Bonus
John Sheridan	$732,021	100%	$732,021
Leigh Vosseller	$450,203	60%	$270,122
Elizabeth Gasser	$450,203	60%	$270,122
Jean-Claude Kyrillos(1)	$450,203	60%	$143,572
Susan Morrison	$450,203	60%	$270,122
Mark Novara	$450,203	60%	$270,122
1)Mr. Kyrillos joined Tandem as EVP & Chief Operating Officer in June 2024. Mr. Kyrillos’s bonus opportunity reflected in the table above is prorated and paid based on 2024 salary paid.
2024 SHORT-TERM CASH INCENTIVE PROGRAM SUMMARY AND RESULTS
The 2024 short-term cash incentive program is referred to as our 2024 Cash Bonus Plan. The 2024 Cash Bonus Plan was designed to reward plan participants for their contributions to our achievement of pre-established financial performance objectives, a product development objective, and a customer-related objective for 2024. Based on stockholder feedback, our plan design has three components with minimum and outperformance thresholds for each component of the plan. In addition, payments for outperformance achievements are capped at 200% for each component of the plan. The metrics were approved by the Committee as representative measures of overall corporate performance for the fiscal year in February 2024 and were consistent with the 2024 budget approved by our board of directors at that time. These metrics were determined to be appropriately rigorous as an interim step toward meeting our longer-term growth and financial objectives.
2024 Cash Bonus Plan Components and Weighting
The goals associated with each component of the 2024 Cash Bonus Plan were set at the beginning of the year, and the Company’s performance against these goals was reviewed with the Committee periodically throughout 2024. For the financial performance objectives, a minimum threshold of 90% of the revenue target had to be achieved for 50% bonus to be earned. For achievement of 110% or greater of the revenue target, up to 200% of the bonus may be earned. For the portion of the cash bonuses that relates to product development, multiple new product launches must commence in 2024. In addition, there is a predefined number of product launches serving as a minimum threshold for achieving 50% payout and outperformance threshold for achieving up to 200% payout under this component of the plan. For the portion of the cash bonuses that relates to customer satisfaction, an annual metric must be achieved with predefined metrics serving as a minimum threshold for achieving 50% payout and outperformance threshold for achieving up to 200% payout under this component of the plan.

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Compensation Discussion and Analysis
The following table shows each of the components of the 2024 Cash Bonus Plan, their respective weightings, our level of achievement for each component as determined by the Committee, and the calculation of the payout for each component:

Component	Weighting	Metrics	Level of Achievement Compared to Target	Weighted % of Total Payout
Financial Performance Objective	80%	Worldwide revenue target	86.9%	69.5%
Product Development Objective	10%	Commenced launch of 3 new products	100%	10%
Customer Satisfaction	10%	Actual customer satisfaction key performance indicator score compared to target	100%	10%
Payout Percentage Under 2024 Cash Bonus Plan				89.5%
Based on these achievements, the Committee approved cash bonuses to our NEOs in March 2025 in the amounts set forth in the table below:

Name	Total 2024 Cash Bonus (1)

John Sheridan	$650,021
Leigh Vosseller	$239,863
Elizabeth Gasser	$239,863
Jean-Claude Kyrillos(2)	$121,810
Susan Morrison	$239,863
Mark Novara	$239,863
1)Bonus calculations are based on 2024 salaries paid.
2)Mr. Kyrillos joined Tandem as EVP & Chief Operating Officer in June 2024. Mr. Kyrillos’s bonus in the table above is prorated and paid based on 2024 salary paid.
The performance-based cash bonuses paid to our NEOs pursuant to the 2024 Cash Bonus Plan were directly aligned with our financial performance and the achievement of critical strategic and operational objectives. Overall, the Committee believes the cash bonuses reflect our strong pay-for-performance philosophy.
LONG-TERM INCENTIVE EQUITY COMPENSATION PROGRAM
We leverage long-term incentive (LTI) equity as a component of our executive compensation program to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in the value of our Company through the grant of equity-based awards. The executives’ interests are aligned with those of our stockholders because as the value of our Company increases over time, the value of the executives’ equity grants increases as well. The Committee also believes that granting equity awards that vest upon the achievement of long-term performance metrics supports our pay-for-performance philosophy, while granting equity awards that vest over time promotes the retention of our executives.

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Compensation Discussion and Analysis
Long-Term Incentive Equity Progression
Our board of directors and stockholders approved our 2023 Long-Term Incentive Plan, as amended (2023 Plan), which allows for the issuance of equity awards to our officers, directors and employees in the form of stock options, restricted stock awards, stock appreciation rights, and restricted stock units (RSUs). Since 2019, the Compensation Committee has continued to evolve the long-term incentive equity programs for our NEOs to reflect incentives aligned with the Company’s maturation and evolving governance practices in response to stockholder feedback. For example, in 2020, the Committee modified our NEO equity compensation model from issuing predetermined, fixed share-denominated option awards to predetermined, value-denominated equity awards. In 2021, we also began including PSUs, in addition to RSUs and options, and scaled the weighting of the PSUs in 2022. In 2023, we further increased the weighting of the PSU components for Mr. Sheridan's LTI plan and based on stockholder feedback, included a TSR metric compared to the Russell 3000 index for a portion of his PSU targets. In 2024, the Committee further increased the weighting of the PSU components for our non-CEO NEOs plan to align with our CEO’s plan, and included a TSR metric for a portion of the NEO’s PSU targets. In addition, in 2024 the Committee approved moving from a three-month trailing average to an average of the daily closing market price of our Common Stock for the 15-trading day period ending on the 5th trading day prior to the grant date for the Company’s grant calculation process, effective for equity incentive grants starting in May 2024. In 2025, the Committee increased the weighting of the TSR metric for the PSU component of our CEO and other NEOs LTI plan. The Committee plans to continue to evaluate and change its compensation practices when appropriate, while attracting, motivating and retaining top executive talent who are dedicated to the future growth and success of our business.
CEO Long-Term Incentive Equity Progression
The Committee considered these allocations appropriate, as performance-orientation is reflected in PSUs (which only have value if the Company achieves certain predetermined goals), while grants of RSUs allow the program to support retention throughout a full business cycle. When determining the type, number and value of equity awards to be granted to each executive, the Committee generally considers several factors, including WTW’s analysis based on data from our peer group companies, the role and level of responsibility of the executive, the executive’s tenure with us, survey information regarding the level of equity ownership by executives with similar titles and levels of responsibility, and other compensation survey data. The Committee also takes into account our achievement of significant milestones during the period prior to the grant date, such as revenue growth achievement, completing or receiving regulatory clearance or approval to commercialize products.

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Compensation Discussion and Analysis
Outstanding Performance-Based Awards Summary

Performance-Based Awards	Number of Performance Stock Units (#)

Non-vested shares outstanding at December 31, 2021	25,674
Granted	53,662
Vested (Earned)	—
Forfeited	—
Non-vested shares outstanding at December 31, 2022	79,336
Granted	110,074
Vested (Earned)	—
Forfeited	(25,888)
Non-vested shares outstanding at December 31, 2023	163,522
Granted	140,893
Vested (Earned)(1)	(60,391)
Forfeited(1)	(10,823)
Non-vested shares outstanding at December 31, 2024	233,201
1)PSUs granted in 2021 and 2022 were measured and earned as of December 31, 2024, and released in February 2025 (the vest date). PSUs forfeited in 2024 were related to the measurement of awards as of December 31, 2024.
2024 LTI Equity Compensation Program
In May 2024, in light of the various factors described above, and based on data provided by WTW, the Committee approved equity award values to each of our NEOs pursuant to our 2023 Plan as set forth in the table below:

Name	Aggregate Value of Performance Stock Units ($)	Aggregate Number of Performance Stock Units (#)	Aggregate Value of Restricted Stock Units ($)	Aggregate Number of Restricted Stock Units (#)

John Sheridan	$3,566,378	71,787	$3,566,378	71,787
Leigh Vosseller	$891,557	17,946	$891,557	17,946
Jean-Claude Kyrillos(1)	$0	—	$0	—
Elizabeth Gasser	$653,789	13,160	$653,838	13,161
Susan Morrison	$653,789	13,160	$653,838	13,161
Mark D. Novara(1)	$45,358	913	$45,358	913
1)Mr. Kyrillos joined Tandem as EVP & Chief Operating Officer in June 2024.
2)Mr. Novara joined Tandem as EVP & Chief Commercial Officer in November 2023. His 2024 grant was prorated based on months of employment in 2023.

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Compensation Discussion and Analysis
Each of the PSUs has a grant date fair value of $49.68 per share and vests based on a three-year criteria that correlate with the year-end 2026 goals for our gross margin improvement and TSR, relative to our peer group. The PSUs will be measured at the end of 2026 and released in 2027. Each of the RSUs has a grant date fair value of $49.68 per share and vests over a period of 36 months, with 33% of the shares vesting on the 15th of the month corresponding to the anniversary of the grant date, and the remaining 67% of the shares vesting in equal quarterly installments over the remaining 24 months, subject to continued employment and the terms of the 2023 Plan.
When establishing the plan design for the PSUs issued as part of the Company’s 2024 LTI equity program, the Committee identified that delivering gross margin growth was a key driver of long-term stockholder value, and in support of the Company’s additional priorities to improve operating margin. We consider the gross margin targeted to be commercially sensitive, and so are not disclosing the forward-looking goal due to risk of competitive harm, but will disclose the number retrospectively following the close of the performance period. The PSU component of our 2024 LTI plan is as follows:

Target Metric	CEO Weighting	Other NEO Weighting

Gross margin in fiscal year 2026	60%	60%
TSR performance compared to the Russell 3000 index in the three-year period between 2024 and 2026	40%	40%
Performance determination for CEO and all other NEOs under the 2024 LTI plan is as follows:

Gross Margin in the fiscal year ending 2026	Payout Factor*

Maximum	200%
Target 2026 Gross Margin	100%
Threshold	50%
Below Threshold	—%
*The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. The payout factor cannot exceed 200%.

TSR performance compared to the Russell 3000 index in the three-year period between 2024 and 2026	Performance as a Percent to Target	Payout Factor*

Maximum	75th percentile rank	200%
Tandem Diabetes Care TSR Performance	50th percentile rank	100%
Threshold	25th percentile rank	50%
Below Threshold	Less than 25th percentile rank	—%
*The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. The payout factor cannot exceed 200%.
BROAD-BASED BENEFIT PROGRAMS
Full-time employees may participate in our health and welfare benefit programs offered in their country of employment. For example, in the United States this includes medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.

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Compensation Discussion and Analysis
We have defined contribution plans for the benefit of our employees. Our largest defined contribution plan is the 401(k) plan for employees in the United States who are at least 18 years of age. Employees are eligible to participate in the plan beginning on the first day of the calendar month following their date of hire. Unless they affirmatively elect otherwise, employees are automatically enrolled in the plan following 30 days from date of hire or entry date. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation and the Company may elect to match a discretionary percentage of employee contributions.
We also offer a standard benefits package that we believe is necessary to attract and retain key executives. Our NEOs are eligible to participate in our health and welfare benefit programs on terms consistent with those of our other employees, including employer-sponsored disability and life insurance.
Compensation Governance
COMPENSATION RISK ASSESSMENT
We assess whether our compensation programs and strategy encourage undue or inappropriate risk taking by our executive officers and other employees. We believe that, although a portion of the compensation provided to our executive officers and other employees is subject to the achievement of specified Company performance criteria, our executive compensation program does not encourage excessive or unnecessary risk-taking. We do not believe our compensation programs are reasonably likely to have a material adverse effect on us.
STOCK INCENTIVE PLANS
As of December 31, 2024, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding stock options, weighted-average exercise price of outstanding options, and number of shares remaining available for future issuance under our 2013 Stock Incentive Plan (2013 Plan) and 2023 Plan are set forth in the table below. For fiscal year 2024, our three-year average burn rate was 3.0% calculated in accordance with the value adjusted burn rate methodology. In 2023 and 2024, we made changes to our grant practices to further reduce our use of shares. Historically, we had granted incentive equity to employees at all levels of the organization. In alignment with benchmark practices, we ceased granting incentive equity to certain employee levels in the organization. This change in practice is also in support of our goal to reduce stock-based compensation as a percent of sales.
As of December 31, 2024, the number of shares reserved for issuance, number of shares issued, and number of shares remaining available for future issuance under our 2013 Employee Stock Purchase Plan (ESPP), are also set forth in the table.
We do not have any stock incentive plans that have not been approved by our stockholders.

Name	Number of Shares Reserved for Issuance	Number of Shares Issued	Number of Shares Underlying Outstanding Awards	Weighted-Average Exercise Price of Outstanding Options (per share)	Number of Shares Remaining Available for Future Issuance

2013 Plan	11,725,694	6,408,784	4,045,716	$53.65	—
2023 Plan	5,602,184	520,399	3,219,610	N/A	1,862,175
ESPP	5,264,725	2,581,103	—	N/A	2,683,622
2013 Stock Incentive Plan
Our 2013 Plan was originally approved by our board of directors and our stockholders in November 2013 and was amended in May 2018 and May 2020.
There were no shares of our Common Stock reserved for issuance under our 2013 Plan as of December 31, 2024. As of December 31, 2024, 4,045,716 shares of our Common Stock were underlying outstanding awards under our 2013 Plan.

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Compensation Discussion and Analysis
2023 Long-Term Incentive Plan
Our board of directors adopted, and in May 2023 our stockholders approved, our 2023 Plan. Our 2023 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement of our Company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in its success and increased value.
In April 2024, our board of directors adopted, and in May 2024 our stockholders approved, an amendment to our 2023 Plan. Our board of directors believes that granting long-term incentives in the form of equity-based awards is crucial for promoting our long-term financial growth and stability, thereby enhancing stockholder value.
2013 Employee Stock Purchase Plan
Our board of directors previously adopted and our stockholders previously approved our 2013 ESPP. In April 2024, our board of directors adopted, and in May 2024, our stockholders approved, an amendment to our 2013 ESPP to increase the ESPP’s share reserve. The purpose of our 2013 ESPP is to retain the services of new U.S. employees and secure the services of new and existing U.S. employees while providing incentives for such individuals to exert efforts toward our growth and success. Our 2013 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.
Our 2013 ESPP authorizes the issuance of shares of our Common Stock in accordance with purchase rights granted to our employees or to employees of any of our designated affiliates. We had an aggregate of 2,683,622 shares of our Common Stock reserved for issuance under our 2013 ESPP as of December 31, 2024.
INSIDER TRADING POLICY; HEDGING AND PLEDGING POLICY
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Our insider trading policy also prohibits our directors, employees, and officers, including our NEOs, from engaging in transactions to “hedge” ownership of our Common Stock, including short sales or trading in any derivatives involving our Common Stock (or securities convertible or exchangeable for our Common Stock). Our policies also prohibit the pledging of our Common Stock. There are no outstanding pledged shares.
CLAWBACK POLICY
In accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received as a result of the material noncompliance.
In 2020, our board of directors adopted a clawback policy to create greater accountability for our executive officers and employees. This policy established the circumstances under which we will seek recoupment of cash or equity bonus or incentive compensation paid to or received by, and to recover profits realized from the sale of shares of our Common Stock by, executive officers and certain other employees in the event we are required to restate any of our publicly reported financial statements.

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Compensation Discussion and Analysis
If our audit committee determines that fraud or intentional misconduct by an executive officer caused or substantially caused an accounting restatement, we will seek to recover from that executive officer the amount or value of any incentive compensation the executive officer received during the three years preceding the restatement that exceeds that amount or value of incentive compensation the executive officer would have received on the basis of the restated financial statements. We will also seek to recover from such executive officer any net profits the executive officer realized from sales of our Common Stock during the 12-month period preceding the publication of the restated financial statements. Similar recoupment provisions apply with respect to non-executive officer employees.
Effective October 2, 2023, we amended our clawback policy to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder (Rule 10D-1), and Nasdaq Listing Rule 5608. The amended policy applies to incentive compensation received by a covered officer on or after October 2, 2023. The terms of the policy prior to October 2, 2023 continue to apply to any incentive compensation received by a covered officer prior to October 2, 2023.
Our board of directors believes the adoption of our clawback policy is consistent with our executive compensation philosophy and objectives, and in furtherance of the board of directors’ intention to follow sound corporate governance practices.
STOCK OWNERSHIP GUIDELINES
In August 2020, our board of directors adopted stock ownership guidelines, which were then amended in February 2022. These guidelines require all executive officers and directors to own a significant ownership interest in our Common Stock, subject to a phase-in period, to align their interests with those of our stockholders and in furtherance of the board of directors’ intention to follow sound corporate governance practices. The holding guidelines are as follows:
•President and Chief Executive Officer - 3x base salary
•All executive vice presidents - 1x base salary
•Any other executive officers - 1x base salary
•Non-employee directors - 3x annual director cash retainer (excluding committee service retainer)
The holding guidelines are subject to a three-year phase-in period for executive officers and a five-year phase in period for directors. In addition to unvested stock options, unvested shares of restricted stock, and unvested performance stock units, which were previously not included for purposes of calculating the holding guidelines, the amended guidelines also do not include vested, unexercised stock options. The Compensation Committee evaluates compliance with our stock ownership guidelines annually. As of the measurement dates, all executive officers and directors, with the exception of Mr. Sheridan, were in compliance with the holding guidelines or are within the applicable phase-in periods. Mr. Sheridan’s measurement date was February 3, 2025 and he became compliant with the stock ownership guidelines upon the vesting of restricted stock units on February 18, 2025. As such, the Compensation Committee determined that no penalties for non-compliance were warranted.

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Compensation Discussion and Analysis
TAX AND ACCOUNTING CONSIDERATIONS
In making executive compensation decisions, the Committee considers the impact of the provisions of Section 162(m) of the Code. This section generally limits the deductibility of compensation paid by a publicly held company to “covered employees” for a taxable year to $1.0 million, except for certain “performance-based compensation” payable pursuant to written contracts that were in effect on November 2, 2017 and that are not modified in any material respect on or after that date. “Covered employees” generally include our Chief Executive Officer, Chief Financial Officer and other highly compensated executive officers. Thus, our tax deduction with regard to compensation of these officers is limited to $1.0 million per taxable year with respect to each such officer. With respect to cash and equity awards that were in effect on November 2, 2017, and that are not modified in any material respect on or after that date, the Committee is mindful of the benefit to us and our stockholders of the full deductibility of compensation, it believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible. Instead, the Compensation Committee intends to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders.
The Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.
Although we review and consider the tax and accounting laws, rules, and regulations that may impact our executive compensation program, we believe it is not in the best interests of our stockholders to restrict the Committee’s discretion and flexibility in developing appropriate compensation programs and thus also consider the competitiveness of our program in our market and the importance to our stockholders of incentivizing and rewarding executives for reaching desired performance levels and other goals.
EMPLOYMENT AGREEMENTS
We have not entered into employment agreements detailing any guaranteed term of employment or future compensation, beyond their offer letter for employment, with any of our current executive officers.
EMPLOYMENT SEVERANCE AGREEMENTS
Our board of directors has approved employment severance agreements with all of our senior management personnel, including each of our NEOs. Our board of directors believes it is important to provide our executive officers with severance benefits under limited circumstances to provide them with enhanced financial security and sufficient incentive and encouragement to remain employed by us in the event of a potential change-in-control transaction.
Under the terms of each of the severance agreements, if within three months before or 12 months following a change of control (as defined in the severance agreements), the executive officer’s employment is terminated as a result of (i) an involuntary termination or (ii) a resignation for good reason (each as defined in the severance agreements), then the executive will continue to receive salary at the salary amount in effect at the time of such termination (less applicable withholdings and deductions) for the applicable severance period beginning immediately following such termination, as well as the executive’s target bonus for the year in which the termination occurs. The executive will also vest in and have the right to exercise all outstanding options, restricted stock awards and stock appreciation rights (SARs) (in each case, as applicable) that were unvested as of the date of such termination. Additionally, all of our repurchase rights with respect to any vested and unvested restricted stock will lapse and any right to repurchase any of our Common Stock will terminate.
If, within 12 months following a change of control, the executive officer’s employment is terminated as a result of voluntary resignation, termination for cause, disability or death, then the executive officer will not be entitled to receive severance change of control benefits except for those as may be established under our then-existing severance and benefit plans and practices or under other written agreements between us and such executive officer.

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Compensation Discussion and Analysis
Under the terms of each of the severance agreements, upon the termination of the executive officer’s employment for any reason, we will pay the executive:
•Any unpaid base salary due for periods prior to the termination date; and
•All expenses reasonably and necessarily incurred and submitted on proper expense reports in connection with our business before the termination date.
The severance agreements are substantially identical for each of our current NEOs except that the severance period for Mr. Sheridan is 24 months and the severance period for each of the other NEOs is 18 months.
The benefits payable under the severance agreements may be immediately terminated in certain circumstances, including the unauthorized use by an executive officer of our material confidential information or any prohibited or unauthorized competitive activity undertaken by an executive officer.

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Compensation Discussion and Analysis
Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table provides a summary of the compensation of our NEOs for the fiscal years ended December 31, 2024, 2023, and 2022, as applicable:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

John Sheridan President and Chief Executive Officer	2024	$732,021	$7,132,756	$—	$650,021	$11,440	$8,526,238
	2023	$710,700	$3,663,250	$—	$266,513	$11,140	$4,651,603
	2022	$710,700	$3,452,202	$1,700,348	$359,418	$155,847	$6,378,515
Leigh Vosseller Executive Vice President, Chief Financial Officer and Treasurer	2024	$450,203	$1,783,115	$—	$239,863	$6,900	$2,480,081
	2023	$437,091	$707,727	$—	$98,345	$7,946	$1,251,109
	2022	$437,091	$732,050	$360,598	$132,628	$95,714	$1,758,081
Elizabeth Gasser Executive Vice President, Chief Strategy and Product Officer	2024	$450,203	$1,307,627	$—	$239,863	$7,778	$2,005,471
	2023	$437,091	$707,727	$—	$98,345	$7,478	$1,250,641
	2022	$437,091	$732,050	$360,598	$132,628	$37,110	$1,699,477
Jean-Claude Kyrillos(1) Executive Vice President, Chief Operating Officer	2024	$239,286	$2,063,888	$—	$121,810	$6,616	$2,431,600
Susan Morrison Executive Vice President, Chief Administrative Officer	2024	$450,203	$1,307,627	$—	$239,863	$7,778	$2,005,471
	2023	$437,091	$707,727	$—	$98,345	$2,770	$1,245,933
	2022	$437,091	$732,050	$360,598	$132,628	$105,040	$1,767,407
Mark Novara(2) Executive Vice President, Chief Commercial Officer	2024	$450,203	$90,716	$—	$239,863	$21,963	$802,745
	2023	$57,480	$2,547,354	$—	$11,348	$100,773	$2,716,955
1)Mr. Kyrillos joined the Company in June 2024.
2)Amounts listed reflect the grant date fair value of stock awards granted during 2024, 2023 and 2022 calculated in accordance with FASB ASC 718, including the value of granted restricted stock units as well as performance stock units not yet deemed earned. In particular, amounts in the “Stock Awards” column include the grant date fair value of PSUs granted to our named executive officers, assuming that the target level of the Corporate Performance Metric was probable of being achieved on the date of grant.
3)Amounts listed reflect the grant date fair value of certain options awarded to each of our NEOs calculated in accordance with FASB ASC 718 (without regard to estimates of forfeitures related to service-based vesting). Information regarding assumptions made in valuing the stock option awards can be found in Note 8 of the “Notes to Financial Statements” included in Item 8 of our Annual Report. The amounts disclosed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our NEOs with respect to the options.
4)Amounts listed reflect the amounts earned and paid under the cash bonus plan for the respective years stated, based on our achievement related to certain pre-established financial performance objectives, product development milestones and customer-related objectives for 2024, 2023 and 2022. Our 2024 Cash Bonus Plan is described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2024 Short-Term Cash Incentive Program Summary and Results.”
5)During fiscal year 2024, Mr. Novara participated in our incentive award trip for selected members of our executive and sales teams. The amount listed for Mr. Novara includes the incremental costs to us of meals, entertainment and other expenses of $10,513, as well as statutory tax with respect to the imputed income associated with the trip of $4,550. The remaining amounts for each of our NEOs reflect the value of sign-on bonuses, premiums paid by us for group term life insurance for the benefit of our NEOs and matching contributions on the NEO’s behalf under our 401(k) Plan as listed in the table below.

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Compensation Discussion and Analysis

Name	Other Travel Expenses	Group Term Life Insurance	401(k) Employer Contributions	2024 All Other Compensation
John Sheridan	$—	$4,540	$6,900	$11,440
Leigh Vosseller	$—	$—	$6,900	$6,900
Elizabeth Gasser	$—	$878	$6,900	$7,778
Jean-Claude Kyrillos	$—	$2,079	$4,537	$6,616
Susan Morrison	$—	$878	$6,900	$7,778
Mark Novara	$15,063	$—	$6,900	$21,963
GRANTS OF PLAN-BASED AWARDS
The following table presents, for each of our NEOs, information concerning grants of plan-based awards made during the fiscal year ended December 31, 2024. This information supplements the information about these awards set forth in the Summary Compensation Table above.

Name	Grant Date(3)	Estimated Possible Payouts Under 2024 Cash Bonus Plan($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of RSUs Granted (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)
		Minimum(4)	Target	Maximum	Threshold	Target	Maximum

John Sheridan		$—	$732,021	$1,464,042
	5/23/2024				35,893	71,787	143,574	71,787	$7,132,756
Leigh Vosseller		$—	$270,122	$540,244
	5/23/2024				8,973	17,946	35,892	17,946	$1,783,115
Elizabeth Gasser		$—	$270,122	$540,244
	5/23/2024				6,580	13,160	26,320	13,161	$1,307,627
Jean-Claude Kyrillos(7)		$—	$143,572	$287,144
	7/15/2024				—	—	—	43,634	$2,063,888
Susan Morrison		$—	$270,122	$540,244
	5/23/2024				6,580	13,160	26,320	13,161	$1,307,627
Mark Novara		$—	$270,122	$540,244
	5/23/2024				456	913	1,826	913	$90,716
1)Amounts listed reflect the target and maximum amount of payouts under the 2024 Cash Bonus Plan. The 2024 Cash Bonus Plan was designed to reward plan participants for their individual contributions to our achievement of pre-established financial performance objectives and significant product development milestones and customer-related objectives for 2024. The actual amounts paid to our NEOs pursuant to the plan are set forth in the Summary Compensation Table above. For more information about the terms of the 2024 Cash Bonus Plan, including the calculation of the actual amounts paid pursuant to the plan, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2024 Short-Term Cash Incentive Program Summary and Results.”
2)For more information about PSU equity awards granted in 2024, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2024 LTI Equity Compensation Program.”
3)Dates in this column reflect the effective grant date for the award. The approval date for all NEOs except Mr. Kyrillos was on May 23, 2024. The approval date for Mr. Kyrillos’s was June 9, 2024, which approval was made in conjunction with his offer letter.
4)Each of the three components of the 2024 Cash Bonus Plan may be earned independent of one another. If the Company does not achieve any portion of the Cash Bonus Plan, no payouts will be made unless the Compensation Committee, in its sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.
5)Amounts listed reflect the RSU awards granted to our NEOs in 2024. Each of these RSUs vest over a period of 36 months, with 33% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 67% of the shares vesting in equal quarterly installments over the remaining 24 months. For more information about equity awards granted in 2024, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2024 LTI Equity Compensation Program.”
6)Amounts listed reflect the grant date fair value of the stock awards (RSUs and PSUs) granted to each of our NEOs in 2024, calculated in accordance with FASB ASC 718.
7)Mr. Kyrillos joined the Company in June 2024. The bonus amounts reflected above are prorated based on his start date. Mr. Kyrillos’s stock award was approved by the Compensation Committee following a recommendation based on benchmark data for his position provided by WTW, our independent compensation consultant.

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Compensation Discussion and Analysis
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following two tables summarize the outstanding RSU, PSU and stock option awards held by our NEOs as of December 31, 2024:

	Restricted Stock Units			Performance Stock Units

Name	Grant Date(1)	Number of Shares That Have Not Vested(#)	Market Value of Shares That Have Not Vested($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested($)(3)

John Sheridan	5/18/2021	1,585	$57,092	6,733	$242,523
	5/25/2022	4,473	$161,117	26,047	$938,213
	5/25/2023	32,830	$1,182,537	65,659	$2,365,037
	5/23/2024	71,787	$2,585,768	71,787	$2,585,768
Leigh Vosseller	5/18/2021	325	$11,707	1,380	$49,708
	5/25/2022	948	$34,147	5,523	$198,938
	5/25/2023	9,019	$324,864	8,883	$319,966
	5/23/2024	17,946	$646,415	17,946	$646,415
Elizabeth Gasser	5/18/2021	325	$11,707	1,380	$49,708
	5/25/2022	948	$34,147	5,523	$198,938
	5/25/2023	9,019	$324,864	8,883	$319,966
	5/23/2024	13,161	$474,059	13,160	$474,023
Jean-Claude Kyrillos	7/15/2024	43,634	$1,571,697	N/A	N/A
Susan Morrison	5/18/2021	325	$11,707	1,380	$49,708
	5/25/2022	948	$34,147	5,523	$198,938
	5/25/2023	9,019	$324,864	8,883	$319,966
	5/23/2024	13,161	$474,059	13,160	$474,023
Mark Novara	12/15/2023	59,317	$2,136,598	N/A	N/A
	5/23/2024	913	$32,886	913	$32,886
1)RSUs granted in 2021 vest over a 48-month period from the date of grant as follows: 25% shall vest 12 months from the grant date, and the remaining balance shall vest in 12 quarterly installments thereafter. RSUs granted in 2022, 2023, and 2024 vest over a 36-month period from the date of grant as follows: 33% shall vest 12 months from the grant date, and the remaining balance shall vest in eight quarterly installments thereafter.
2)The market value of unvested RSU awards as of December 31, 2024 is calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 31, 2024, which was $36.02.
3)Represents PSUs granted, the market value of which is calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 31, 2024, which was $36.02. PSUs granted in 2021 and 2022 had a measurement date of December 31, 2024 and vested in 2025. PSUs granted in 2023 have a measurement date of December 31, 2025, and PSUs granted in 2024 have a measurement date of December 31, 2026.

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Compensation Discussion and Analysis

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)		Option Exercise Price ($)(2)	Option Expiration Date(3)

John Sheridan	5,639	—		$119.20	5/21/2025
	8,460	—		$69.50	2/16/2026
	63,000	—		$18.86	6/14/2028
	105,000	—		$51.50	2/15/2029
	105,000	—		$48.36	2/25/2029
	30,272	—		$82.34	5/27/2030
	34,698	4,035	(4)	$81.63	5/18/2031
	34,692	5,596	(5)	$65.28	5/25/2032
Leigh Vosseller	2,711	—		$119.20	5/21/2025
	3,390	—		$69.50	2/16/2026
	6,780	—		$23.00	12/16/2026
	2,340	—		$9.00	5/17/2027
	15,160	—		$18.86	6/14/2028
	105,000	—		$51.50	2/15/2029
	15,012	—		$82.34	5/27/2030
	7,113	827	(4)	$81.63	5/18/2031
	7,357	1,187	(5)	$65.28	5/25/2032
Elizabeth Gasser	20,717	—		$89.54	2/18/2030
	8,314	—		$82.34	5/27/2030
	7,113	827	(4)	$81.63	5/18/2031
	7,357	1,187	(5)	$65.28	5/25/2032
Susan Morrison	5,639	—		$119.20	5/21/2025
	8,460	—		$69.50	2/16/2026
	16,920	—		$23.00	12/16/2026
	20,000	—		$18.86	6/14/2028
	105,000	—		$51.50	2/15/2029
	15,012	—		$82.34	5/27/2030
	7,113	827	(4)	$81.63	5/18/2031
	7,357	1,187	(5)	$65.28	5/25/2032
1)The company ceased granting stock options as part of its long-term incentive plan in 2022. As a result, Messrs. Novara and Kyrillos, who were hired in 2023 and 2024, respectively, are excluded from the table above.
2)Stock options are granted with an exercise price equal to the closing price of our Common Stock on the grant date.
3)The expiration date of the option awards is ten years from the date of grant.
4)Amount listed reflects options to purchase shares of our Common Stock that were granted on May 18, 2021 and remained unvested as of December 31, 2024. The shares underlying these options shall vest as to 25% of the shares on May 18, 2022, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until May 18, 2025, provided that the option holder continues to provide services to us through such dates.
5)Amount listed reflects options to purchase shares of our Common Stock that were granted on May 25, 2022 and remained unvested as of December 31, 2024. The shares underlying these options shall vest as to 33% of the shares on May 15, 2023, and thereafter the remaining shares vest in 24 equal monthly installments until May 15, 2025, provided that the option holder continues to provide services to us through such dates.

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Compensation Discussion and Analysis
OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR END

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John Sheridan	—	$—	25,403	$1,923,485
Leigh Vosseller	—	$—	7,925	$514,825
Elizabeth Gasser	—	$—	7,500	$512,161
Jean-Claude Kyrillos	—	$—	—	$—
Susan Morrison	—	$—	8,802	$514,825
Mark Novara	—	$—	18,926	$968,630
1)In accordance with applicable SEC rules, the amounts in this column reflect the aggregate dollar amount realized upon exercise of the options, determined by taking the difference between the market price of our Common Stock at exercise and the exercise price of the options.
POTENTIAL PAYMENTS UPON CHANGE OF CONTROL
The following table summarizes the potential payments and benefits that would have been paid or provided to our NEOs if a termination of employment had occurred on December 31, 2024, provided that such termination was a result of an involuntary termination or a resignation for good reason and occurred within three months before or 12 months following a change of control. The amounts reflected in the table are in addition to amounts that would have been payable for accrued but unpaid base salary and reimbursement of expenses, all of which would be paid upon termination of employment for any reason. Except as noted above, no payments or benefits will be provided to our NEOs in connection with a termination of employment as a result of a voluntary resignation or a termination for cause.

	Type of Payment or Benefit:

Name	Severance(1)	Accelerated Stock Options(2)	Accelerated RSUs(2)

John Sheridan	$2,928,084	$—	$10,332,229
Leigh Vosseller	$1,080,487	$—	$2,276,068
Elizabeth Gasser	$1,080,487	$—	$1,931,320
Jean-Claude Kyrillos	$1,080,487	$—	$1,571,697
Susan Morrison	$1,080,487	$—	$1,931,320
Mark Novara	$1,080,487	$—	$2,202,371
1)Amount listed reflects 18 months’ worth of base salary plus target bonus for the year ended December 31, 2024 for each of Ms. Vosseller, Ms. Gasser, Ms. Morrison, Mr. Kyrillos and Mr. Novara, and 24 months’ worth of base salary plus target bonus for the year ended December 31, 2024 for Mr. Sheridan.
2)Amount listed reflects acceleration of stock options and RSUs (including PSUs), based on the closing price of our Common Stock on December 31, 2024 of $36.02. As of December 31, 2024, all unvested stock options had exercise prices above the closing price of $36.02.

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Compensation Discussion and Analysis
PAY RATIO DISCLOSURE
In accordance with applicable SEC rules, we determined that the 2024 annualized total compensation of the median compensated employee of all our employees who were employed as of November 1, 2024, other than our Chief Executive Officer at that time, Mr. Sheridan, was $107,111. Mr. Sheridan’s 2024 annualized total compensation was $8,526,238. Among other items, total compensation includes base salary, cash incentive awards and equity-based compensation awards (valued based on the grant date fair value of awards granted during 2024), calculated as of December 31, 2024. As calculated in this manner, Mr. Sheridan’s 2024 annual total compensation was approximately 80 times that of the 2024 annualized total compensation of our median compensated employee.
To identify the median compensated employee consistent with SEC rules, we used base salary for 2024 as a measure of annual total compensation. As of November 1, 2024, we had 2,435 full-time employees who were employed and not on leaves of absence, consisting of 2,314 U.S. employees, and 121 employees located in Canada and Europe. As permitted by applicable SEC rules, we did not include any of our 121 employees located outside the United States, consisting of less than 5% of our total employee population, pursuant to the de minimis exemption for foreign employees. Except for these foreign employees, we did not exclude from the calculation of the median employee any other employees pursuant to any other permitted exemptions. We did not apply any cost-of-living adjustments as part of the calculation.
We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.
However, because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies (including other companies within our peer group) may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Tandem Diabetes Care	57	2025 Proxy Statement

Compensation Discussion and Analysis
PAY VERSUS PERFORMANCE TABLE
The table below sets forth key pay versus performance metrics for the past four fiscal years. Compensation Actually Paid (CAP) does not represent the value of cash and shares of our Common Stock received by NEOs during the year, but rather is an amount calculated under SEC rules and includes year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, amounts under the caption CAP below differ from compensation actually received by our NEOs and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	CAP to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return TSR(4)	Net Income (loss) ($ in millions)(5)	Sales ($ in millions)(6)
2024	$8,526,238	$6,793,928	$1,945,074	$1,752,852	$60.43	$105.42	$(96.0)	$940.2
2023	$4,651,603	$1,510,100	$1,497,536	$1,086,227	$49.62	$106.34	$(222.6)	$747.7
2022	$6,378,515	$(8,343,937)	$1,746,125	$(3,175,063)	$75.41	$99.81	$(94.6)	$801.2
2021	$5,739,882	$16,412,581	$1,616,639	$5,058,736	$252.51	$125.43	$15.6	$702.8
2020	$3,790,739	$11,403,151	$1,956,362	$6,027,149	$160.51	$130.04	$(34.4)	$498.8
1)John F. Sheridan, our Chief Executive Officer, was our Principal Executive Officer (PEO) for each year reported.
2)The non-PEO NEOs, for each year reported were as follows:
• 2024: Elizabeth A. Gasser, Jean-Claude Kyrillos, Susan M. Morrison, Mark D. Novara and Leigh A. Vosseller
• 2023: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison, Mark D. Novara and Leigh A. Vosseller
• 2022: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller
• 2021: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller
• 2020: David B. Berger, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller
3)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the table above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the adjustments that were made to determine the CAP for the PEO and the average for non-PEO NEOs in 2024:

Year	Executive(s)	Summary Compensation Table Total	Deduct: Stock Awards Granted in Year	Add: Year-End Fair Value of Unvested Equity Awards Granted in Year*	Add: Change in Year-End Fair Value of Unvested Equity Awards Granted in Prior Years	Add: Change in Year-End Fair Value of Equity Awards Granted in Prior Years Which Vested in Year	CAP
2024	PEO	$8,526,238	$(7,132,756)	$5,171,535	$(638,433)	$867,344	$6,793,928
	Non-PEO NEOs	$1,945,074	$(1,310,595)	$965,293	$(31,191)	$184,271	$1,752,852
*The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
4)For the relevant fiscal year, represents the cumulative TSR of our Common Stock and the NASDAQ Health Care Index (IXHC) at the end of each fiscal year. TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019.
5)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
6)As required by Item 402(v) of Regulation S-K, we have determined that Sales is the Company-Selected Measure.

Tandem Diabetes Care	58	2025 Proxy Statement

Compensation Discussion and Analysis
Relationship Between Pay and Performance
We believe CAP in each of the years reported above and over the four-year cumulative period is reflective of the Committee’s emphasis on “pay-for-performance.” The chart below shows how PEO and non-PEO NEO CAP fluctuated year-over-year, primarily due to the result of our varying levels of achievement against pre-established performance goals under our short-term cash incentive plan (STIP).

Compensation Actually Paid (CAP) vs Sales*
$20
$10
$0
$-10
CAP (in Millions)
$1,000
$750
$500
$250
$0
Sales (in Millions)
$499
$703
$801
$748
$940
2020
2021
2022
2023
2024
Average non-PEO NEO CAP
PEO CAP
Sales

*Annual sales for 2024, 2023 and 2022 include the effect of net sales recognized (deferred) of $30.2 million, ($25.1) million and ($3.5) million, respectively. This related to the accounting treatment associated with our Tandem Choice Program offering, which began in September 2022 and ended December 31, 2024, to provide a pathway to eligible t:slim X2 customers to ownership of our newest hardware platform, Tandem Mobi, for a fee when available.

Tandem Diabetes Care	59	2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Actually Paid (CAP) vs Net Income (Loss)
$20
$10
$0
$-10
CAP ($ in Millions)
$—
$(50)
$(100)
$(150)
$(200)
Net Income (Loss) (in Millions)
$(34)
$16
$(95)
$(223)
$(96)
2020
2021
2022
2023
2024
Average non-PEO NEO CAP
PEO CAP
Net Income (Loss)

Comparison of Cumulative TSR
Cumulative TSR
CAP ($ in millions)
200.00
100.00
0.00
20.00
10.00
0.00
(10.00)
$253
$161
$75
$50
$60
2020
2021
2022
2023
2024
Average Non-PEO NEO CAP
PEO CAP
Tandem Diabetes Care, Inc
NASDAQ Health Care Index

Tandem Diabetes Care	60	2025 Proxy Statement

Compensation Discussion and Analysis
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The most important financial performance measures used by the company to link CAP to the company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below.
Please see the section entitled “Compensation Discussion and Analysis” for additional information regarding the metrics used in the Company’s executive compensation program.

Most Important Performance Measures Used to Link CAP to Company Performance:

Sales
Gross Margin
Adjusted EBITDA Margin*
Regulatory submission timing
Customer satisfaction
*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. GAAP refers to accounting principles generally accepted in the United States of America. EBITDA is defined as net income (loss) excluding income taxes, interest and other non-operating items and depreciation and amortization. Adjusted EBITDA further adjusts to exclude non-cash stock-based compensation expense, acquired in-process research and development, adjustments for the Tandem Choice program and other one time or non-recurring items. In particular, from the launch of Tandem Choice Program in September 2022 through the end in February 2024, the Company deferred a portion of sales for each eligible t:slim X2 pump shipped in the United States. When a customer elected to participate in Tandem Choice, the Company recognized the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. The timing of recognition was based on either (a) an affirmative election to participate in Tandem Choice or (b) expiration of the right to participate at program expiration, provided all obligations under the Tandem Choice program were satisfied. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by non-GAAP sales (GAAP sales excluding adjustments for Tandem Choice program).
Please see the section entitled “Compensation Discussion and Analysis” for additional information regarding the metrics used in the Company’s executive compensation program.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
We have not granted stock options, stock appreciation rights, or similar instruments with option-like features since 2022 and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Tandem Diabetes Care	61	2025 Proxy Statement

Compensation Discussion and Analysis
Director Compensation
DIRECTOR COMPENSATION OVERVIEW
Our director compensation program is intended to provide a total compensation package that enables us to attract and retain diverse, qualified and experienced individuals to serve as our directors, and to align our directors’ interests with those of our stockholders.
DIRECTOR COMPENSATION PROGRAM FOR 2024
During 2024, our non-employee directors earned a cash retainer for service on our board of directors and an additional amount for service on each committee of which the director was a member. The Chair of our board of directors earned a higher annual retainer for such service (which was in lieu of, and not in addition to, director annual retainers), and the chair of each committee earned a higher annual retainer for such service (which was in lieu of, and not in addition to, member annual retainers). The annual cash retainers for directors and committee members were pro-rated based on the period of time during which service was provided during the year and generally were paid on a quarterly basis.
Under the director compensation program, the annual fees non-employee directors earned for service on our board of directors, and for service on each committee of our board of directors of which the director was a member, during 2024 were as follows:

	Member Annual Retainer	Chair Annual Retainer

Board of Directors	$55,000	$115,000
Audit Committee	$11,000	$25,000
Compensation Committee	$9,000	$20,000
Nominating and Corporate Governance Committee	$7,000	$17,000
Cybersecurity and Data Privacy Subcommittee	$6,000	$15,000
For 2024, each non-employee director who commenced service on our board of directors was eligible to receive an onboarding award consisting of restricted stock units in such number or quantity of shares (rounded down to the nearest whole number of shares) determined by dividing $300,000 by an average of the daily closing market price of our Common Stock for the 15-trading day period ending on the 5th trading day prior to the grant date. The initial onboarding grants of restricted stock units vest in equal annual installments over a three-year period, subject to the director’s continued service.
In addition, on the date of the 2024 annual meeting of stockholders, each non-employee director continuing to serve as a director following the annual meeting was granted restricted stock units in such number or quantity of shares (rounded down to the nearest whole number of shares) determined by dividing $180,000 by an average of the daily closing market price of our Common Stock for the 15-trading day period ending on the 5th trading day prior to the grant date. These annual grants were prorated based on the number of full months of service on our board of directors since the prior annual meeting of stockholders, and vest annually.

Tandem Diabetes Care	62	2025 Proxy Statement

Compensation Discussion and Analysis
DIRECTOR COMPENSATION TABLE
The following table provides a summary of the compensation of our non-employee directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($)(2)	Total

Dick Allen	$77,817	$225,448	$303,265
Myoungil Cha	$63,000	$225,448	$288,448
Peyton Howell	$73,500	$225,448	$298,948
Joao Malagueira	$64,500	$225,448	$289,948
Kathleen McGroddy-Goetz	$69,483	$225,448	$294,931
Rebecca Robertson	$118,000	$225,448	$343,448
Rajwant Sodhi	$69,150	$225,448	$294,598
Christopher Twomey	$78,000	$225,448	$303,448
1)Amounts listed reflect cash retainers paid during 2024 for service on our board of directors and committees, in accordance with our non-employee director compensation program. Cash retainers are paid in arrears in quarterly installments.
2)Amounts listed reflect the grant date fair value of RSUs granted during 2024, computed in accordance with FASB ASC 718. A discussion of our valuation assumptions can be found in Note 8 of the “Notes to Financial Statements” included in Item 8 of our Annual Report.

The following table summarizes the aggregate number of shares subject to outstanding equity awards held by our non-employee directors as of December 31, 2024:

Name	Aggregate Number of RSU Awards	Aggregate Number of Option Awards

Dick Allen	4,387	10,000
Myoungil Cha	6,136	—
Peyton Howell	4,387	—
Joao Malagueira	6,136	—
Kathleen McGroddy-Goetz	4,387	—
Rebecca Robertson	4,387	33,447
Rajwant Sodhi	4,387	—
Christopher Twomey	4,387	39,132

Tandem Diabetes Care	63	2025 Proxy Statement

Compensation Committee Report
Compensation
Committee Report
The compensation committee of the board of directors of Tandem Diabetes Care, Inc. reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables, notes and narrative discussion. Based on our review and discussion, we recommended to the board of directors that the Compensation Discussion and Analysis section, including the related compensation tables, notes and narrative discussion, be included in this Proxy Statement and incorporated into the Company’s Annual Report for the fiscal year ended December 31, 2024.
The foregoing report has been furnished by the compensation committee.
Respectfully submitted,
COMPENSATION COMMITTEE
Peyton Howell, Chair
Rebecca Robertson
Myoungil Cha
This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Tandem Diabetes Care	64	2025 Proxy Statement

Audit Committee Report
Audit Committee Report
The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The audit committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received from Ernst & Young LLP the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.
In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2024.
The foregoing report has been furnished by the audit committee.
Respectfully submitted,
AUDIT COMMITTEE
Christopher Twomey, Chair
Dick Allen
Joao Malagueira
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Tandem Diabetes Care	65	2025 Proxy Statement

Additional Information
Additional Information
Proposals for Inclusion in our 2026 Proxy Materials
If you would like to submit a proposal for inclusion in the proxy materials for our 2026 annual meeting, the proposal must be received by our Corporate Secretary at 12400 High Bluff Drive, San Diego CA 92130 on or before December 12, 2025. For any proposal to be included in the proxy statement and form of proxy for such meeting it must meet the requirements set forth in applicable SEC rules.
Under our Bylaws, a stockholder who wishes to make a proposal at the annual meeting of stockholders to be held in 2026, without including the proposal in our proxy statement and form of proxy relating to that meeting, must notify us no earlier than the close of business on January 21, 2026 and no later than the close of business on February 20, 2026. Our Bylaws specify certain requirements regarding any such notice and the inclusion of any proposal for such meeting must meet the requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or the Company. Direct your written request to Tandem Diabetes Care, Inc., Attn: Corporate Secretary, 12400 High Bluff Drive, San Diego, California 92130 or contact our Corporate Secretary at (858) 336-6900.
Annual Report
A copy of our proxy materials, including this Proxy Statement and the Annual Report, are available online at www.proxyvote.com. Please see the section entitled “General Information” above for additional information. The Annual Report, however, is not part of this proxy solicitation material.
Any person who was our stockholder on the Record Date may request a copy of our Annual Report, and it will be furnished without charge. Requests should be directed in writing to Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130, Attention: Corporate Secretary, or by telephone to (858) 366-6900.

Tandem Diabetes Care	66	2025 Proxy Statement

Additional Information
Additional Business
We do not know of any business other than that described in this Proxy Statement that will be submitted for consideration by our stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, or at any adjournment or postponement thereof, the shares of our Common Stock represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.
By Order of the Board of Directors,
John Sheridan
President and Chief Executive Officer
San Diego, California
April 11, 2025

Tandem Diabetes Care	67	2025 Proxy Statement

TANDEM Diabetes Care

NASDAQ GLOBAL MARKET | TNDM

Corporate Headquarters
12400 High Bluff Drive
San Diego, CA 92130
(858) 366-6900
tandemdiabetes.com

Independent Registered Public Accounting Firm
Ernst & Young LLP
4365 Executive Drive, Suite 1600
San Diego, CA 92121

Transfer Agent
Equiniti
6201 15th Avenue
Brooklyn, NY 11219
equiniti.com

DATE & TIME

Annual Stockholder Meeting

The annual meeting of Tandem Diabetes Care stockholders will be held virtually on **Wednesday, May 21, 2025 at 3 pm (Pacific).**

Stockholder Inquiries
Stockholders may obtain copies of our news releases, Securities and Exchange Commission filings, including Forms 10-K, 10-Q, and 8-K, and other Company information by accessing our website at investor.tandemdiabetes.com or by contacting Investor Relations at (858) 366-6900.

© 2025 Tandem Diabetes Care, Inc. All rights reserved. Tandem Diabetes Care, Tandem logos, Tandem Mobi, and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. CM-001298_E

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 20, 2025, for shares held directly, and by 11:59 P.M. ET on May 19, 2025, for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNDM2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 20, 2025, for shares held directly, and by 11:59 P.M. ET on May 19, 2025, for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67929-P28169

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TANDEM DIABETES CARE, INC.

The Board of Directors recommends you vote FOR each of the following:

Nominees:	For	Against	Abstain
1a. Rebecca Robertson	☐	☐	☐
1b. Myoungil Cha	☐	☐	☐
1c. Peyton Howell	☐	☐	☐
1d. Joao Malagueira	☐	☐	☐
1e. Kathleen McGroddy-Goetz	☐	☐	☐
1f. John Sheridan	☐	☐	☐
1g. Rajwant Sodhi	☐	☐	☐
1h. Christopher Twomey	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2, 1 YEAR on proposal 3, and FOR proposal 4.

	1 Year	2 Years	3 Years	Abstain
3. To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Electronic Proxy Card and Annual Report on Form 10-K are available at www.proxyvote.com

V67930-P28169

TANDEM DIABETES CARE, INC.
Annual Meeting of Stockholders
Wednesday, May 21, 2025 at 3:00 P.M., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Rebecca Robertson and Leigh Vosseller, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of TANDEM DIABETES CARE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 3:00 P.M., Pacific Time on Wednesday, May 21, 2025, or at any adjournment or postponement thereof, at www.virtualshareholdermeeting.com/TNDM2025.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side